Exhibit 4.1.7

Dated as of April 29, 2013

U.S. 160,575,000

TERM LOAN

DHT MARITIME, INC.
as Borrower

and

ANN TANKER CORPORATION
CATHY TANKER CORPORATION
CHRIS TANKER CORPORATION
LONDON TANKER CORPORATION
NEWCASTLE TANKER CORPORATION
REGAL UNITY TANKER CORPORATION
SOPHIE TANKER CORPORATION
as Guarantors

and

THE ROYAL BANK OF SCOTLAND plc
as Original Lender

and

THE ROYAL BANK OF SCOTLAND plc
as Facility Agent

and

THE ROYAL BANK OF SCOTLAND plc
as Security Trustee

AMENDED AND RESTATED CREDIT AGREEMENT

Index

Clause Page

1	Definitions and Interpretation	3
2	The Loan	18
3	Conditions of Effectiveness	19
4	Notes	20
5	Repayment	21
6	Prepayment	23
7	Interest	26
8	Interest Periods	27
9	Changes to the Calculation of Interest	28
10	Fee	28
11	Tax Gross Up and Indemnities	30
12	Increased Costs	32
13	Other Indemnities	33
14	Mitigation by the Lenders	34
15	Costs and Expenses	35
16	Guarantee and Indemnity – Subsidiaries	36
17	Representations	40
18	Information Undertakings	43
19	Affirmative Undertakings	45
20	Negative Undertakings	46
20	Insurance Undertakings	49
21	General Ship Undertakings	54
22	Valuations	58
23	Operating Account, Application of Earnings	59
24	Events of Default	59
25	Changes to the Lenders	63
26	Changes to the Obligors	66
27	The Facility Agent	67
28	The Security Trustee	74
29	Conduct of Business by the Finance Parties	83
30	Sharing Among the Finance Parties	83
31	Payment Mechanics	85
32	Set-Off	86
33	Notices	87
34	Calculations and Certificates	89
35	Partial Invalidity	89
36	Remedies and Waivers	89
37	Amendments and Waivers	89
38	Confidentiality	90
40	Counterparts	93
41	Entire Agreement	93
43	Governing Law	94
44	Enforcement	94

Schedules

Exhibits

Exhibit A	Form of Approved Manager’s Undertaking
Exhibit B	Form of Amended and Restated Assignment of Earnings
Exhibit C	Form of Amended and Restated Assignment of Insurances
Exhibit D	Form of Assignment, Amendment and Restatement of First Preferred Marshall Islands Mortgage
Exhibit E	Form of Parent Guarantee
Exhibit F	Form of Promissory Note

Execution

Execution Pages	111

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of April 29, 2013 among:

(1)	DHT MARITIME, INC. (formerly named Double Hull Tankers, Inc.), a Marshall Islands corporation as borrower (the “Borrower”);

(2)	THE SUBSIDIARIES of the Borrower listed in Part A of Schedule 1 as guarantors (collectively, the “Guarantors”);

(3)	THE ROYAL BANK OF SCOTLAND plc as original lender (the “Original Lender”);

(4)	THE ROYAL BANK OF SCOTLAND plc as agent of the other Finance Parties (the “Facility Agent”); and

(5)	THE ROYAL BANK OF SCOTLAND plc as security trustee for the other Finance Parties (the “Security Trustee”).

BACKGROUND

(A)
The Borrower, the Guarantors and the Original Lender are parties to a Credit Agreement dated as of October 11, 2005 as amended by an Amendment No. 1 dated November 29, 2007 (the “Original Credit Agreement”) providing for a term loan and revolving credit facility in the original principal amount of up to $420,000,000 for the purposes described therein, of which an aggregate principal amount of $419,000,000 was advanced to the Borrower.

(B)
As of the date hereof, the Borrower has repaid an aggregate principal amount of $258,425,000, and an aggregate principal amount of $160,575,000 advanced under the Original Credit Agreement remains outstanding.

(C)
The Borrower has requested that the Original Lender agree to amend and restate the Original Credit Agreement in its entirety in accordance with the terms and conditions set forth herein to, among other things, amend the Obligors’ covenant obligations, the terms of repayment of the principal balance outstanding under the Original Credit Agreement and the rate of interest payable thereon.

(D)	At the request of the Borrower and the Original Lender, the Facility Agent and the Security Trustee have agreed to serve in their respective capacities under the terms of this Agreement.

(E)
The Parties intend that (i) the provisions of the Original Credit Agreement and the documents executed as security for the Original Credit Agreement (the “Original Security Documents”), to the extent amended, restated, restructured, renewed, extended and modified hereby, be superseded and replaced by the provisions of this Agreement and the Finance Documents and the provisions thereof, (ii) this Agreement and the Finance Documents to be issued pursuant to this Agreement will not extinguish the obligations of the Borrower or the Original Lender arising under the Original Credit Agreement, and that the transaction contemplated by this Agreement shall not constitute a novation of the Original Credit Agreement or the Original Security Documents, (iii) all liens evidenced by the Original Credit Agreement and the Original Security Documents to the extent amended, restated, restructured, renewed, extended and modified hereunder, are hereby ratified, confirmed and continued, and (iv) this Agreement and the Finance Documents are intended to amend, restate, restructure, renew, extend and modify the Original Credit Agreement and the Original Security Documents.

(F)
The Guarantors have agreed, in order to induce the Original Lender to agree to amend and restate the Original Credit Agreement and the Original Security Documents, to guarantee all of the obligations of the Borrower under this Agreement and the other Finance Documents.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Account Bank” means:

(a)	in relation to the Operating Account, The Royal Bank of Scotland International Limited acting through its office at Royal Bank House, 71 Bath Street, St. Helier, Jersey, Channel Islands; and

(b)	in relation to the Servicing Account, The Royal Bank of Scotland plc acting through its office at Princes Street, London EC 2R 8PB, United Kingdom.

“Accounting Information” means the annual audited consolidated financial statements and/or the quarterly consolidated financial statements to be provided by the Borrower to the Facility Agent in accordance with paragraph (a) and (b) of Clause 18.2 (Financial statements), as applicable.

“Accounting Period” means each consecutive period of approximately three months (ending on the last day in March, June, September and December of each year) for which quarterly Accounting Information is required to be delivered in accordance with Clause 18.2 (Financial statements).

“Accounts” means the Operating Account and the Servicing Account.

“Accounts Security” means, (a) in the case of the Operating Account, a confirmation of security agreement among the Borrower and the Original Lender (in its capacity as Original Lender and Security Trustee), in form agreed in writing between the Borrower and the Facility Agent (acting with the authorization of the Majority Lenders or, as the case may be, all the Lenders), in respect of the Security Interest Agreement dated October 18, 2005 and made between the Original Lender and the Borrower, creating a first priority Security in the Operating Account in favor of the Security Trustee and (b) in the case of the Servicing Account, documentation creating Security in the Servicing Account in favor of the Security Trustee, in form agreed in writing between the Borrower and the Facility Agent (acting with the authorization of the Majority Lenders or, as the case may be, all the Lenders).

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost Formula).

“Affiliate” means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person.  For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, direct or indirect, of the power to vote 50% or more of the voting stock, membership or partnership interests, or other similar interests of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of voting stock, membership or partnership interests, or other similar interests, by contract or otherwise.

“Agreement” has the meaning given to it in the preamble hereof.

“Applicable Margin” means 1.75% per annum.

“Approved Broker” means any of H. Clarkson & Co. Ltd., Galbraiths Limited, Braemar Seascope, R.S. Platou Shipbrokers a.s., Fearnleys A/S or such other independent London-based sale and purchase ship broker as may from time to time be appointed by the Facility Agent with the authorization of the Majority Lenders, which appointment and authorization shall not be unreasonably withheld.

“Approved Classification Society” means, in relation to a Ship, American Bureau of Shipping, Bureau Veritas, Det norske Veritas, Germanischer Lloyd, Lloyd’s Register of Shipping, Nippon Kaiji Kyokai or any other classification society as is selected by the Borrower with the prior consent of the Facility Agent.

“Approved Flag” means, in relation to a Ship, as at the date of this Agreement, the flag of the Republic of the Marshall Islands or such other flag approved by the Facility Agent.

“Approved Manager” means, in relation to a Ship, as at the date of this Agreement, Goodwood Ship Management Pte. Ltd., a Singapore company with offices at 20, Science Park Road, #02-34/36, Teletech Park, Singapore - 117674 or any other person approved by the Facility Agent with the authorization of the Majority Lenders, as the manager of that Ship, which appointment and authorization shall not be unreasonably withheld.

“Approved Manager’s Undertaking” means, in respect of a Ship, a letter of undertaking made or to be made by the Approved Manager subordinating the rights of the Approved Manager against each Ship and the relevant Guarantor to the rights of the Finance Parties and in substantially the form of Exhibit A attached hereto (as amended from time to time in accordance with its terms).

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) (as amended from time to time in accordance with its terms) or any other form agreed between the relevant assignor and assignee.

“Assignment of Earnings” means, in relation to each Ship, an amendment and restatement among the relevant Guarantor, the Original Lender and the Security Trustee, in form and substance satisfactory to the Facility Agent, of the Assignment of Earnings made by the relevant Guarantor in favor of the Original Lender, creating a first priority assignment of the earnings of such Ship in favor of the Security Trustee and in substantially the form of Exhibit B attached hereto (as amended from time to time in accordance with its terms).

“Assignment of Insurances” means, in relation to each Ship, an amendment and restatement among the relevant Guarantor, the Original Lender and the Security Trustee, in form and substance satisfactory to the Facility Agent, of the Assignment of Insurances made by the relevant Guarantor in favor of the Original Lender, creating a first priority assignment of the insurances of such Ship in favor of the Security Trustee and in substantially the form of Exhibit C attached hereto (as amended from time to time in accordance with its terms).

“Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarisation, legalisation or registration.

“Borrower” has the meaning given to it in the preamble hereof.

“Break Costs” means the amount (if any) by which:

(a)
the interest (excluding the Applicable Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

“Change of Control” means the occurrence of any of the following:  (a) the shares of common stock of the Parent Guarantor cease to be listed on the New York Stock Exchange, NASDAQ or any other recognized stock exchange approved by the Facility Agent with the authorization of the Majority Lenders, which appointment and authorization shall not be unreasonably withheld, (b) a person or a group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), in each case, other than Anchorage Capital Group, L.L.C., its nominee(s) or each of their respective Affiliates or managed funds, shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the outstanding voting or economic equity interests of the Parent Guarantor, or (c) the Parent Guarantor shall at any time cease to be owner, directly or indirectly, beneficially or of record, of shares representing 100% of the outstanding voting or economic equity interests of the Borrower.

“Charter” means, in respect of a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence.

“Code” means the US Internal Revenue Code of 1986, as amended.

“Collateral” means all “Collateral” referred to in the Finance Documents and all other property which from time to time is, or are expressed to be, subject to Security created or intended to be created pursuant to the Finance Documents.

“Confidential Information” means all information relating to any Obligor, the Group, the Finance Documents or the Loan of which a Finance Party becomes aware or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes express public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking in the form set out in Schedule 6 (Form of Confidentiality Undertaking) attached hereto or in any other form agreed between the Borrower and the Facility Agent.

“Debt” means in relation to any member of the Group (the “debtor”):

(a)	Financial Indebtedness of the debtor;

(b)	liability for any credit to the debtor from a supplier of goods or services or under any instalment purchase or payment plan or other similar arrangement;

(c)
contingent liabilities of the debtor (including without limitation any taxes or other payments under dispute) which have been or, under GAAP, should be recorded in the notes to the Accounting Information with respect to the Borrower;

(d)	deferred tax of the debtor; and

(e)
liability under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person who is not a member of the Group which would fall within (a) to (d) if the references to the debtor referred to the other person.

“Default” means an Event of Default or a Potential Event of Default.

“Document of Compliance” has the meaning given to it in the ISM Code.

“dollars” and “$” mean the lawful currency, for the time being, of the US.

“Earnings” means, in relation to any Ship:

(a)
all freights, hire and any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Guarantor that owns such Ship, of whatsoever nature, arising out of or as a result of the ownership and operation by such Guarantor or its agents of such Ship;

(b)
all moneys and claims for moneys due and to become due to such Guarantor, and all claims for damages, arising out of the breach of any and all present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, mail and/or passengers, and operations of every kind whatsoever of such Ship and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to such Guarantor arising out of or in any way connected with the present or future use, operation or management of such Ship or arising out of or in any way connected with any and all present and future requisitions, charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, mail and/or passengers, and other operations of such Ship, including, if and whenever such Ship is employed on terms whereby any or all of such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Ship,

(c)	all moneys and claims due and to become due to such Guarantor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to such Ship, and

(d)	any proceeds of any of the foregoing.

“Effective Date” has the meaning specified in Clause 3.1 (Conditions precedent).

“Environmental Action” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement based upon or arising out of any Environmental Law including without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions, or fines, penalties or damages pursuant to any Environmental Law, and (b) any claim by any third party seeking damages, contribution, or injunctive relief arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorization required under Environmental Laws.

“Environmental Incident” means:

(a)
any release, emission, spill or discharge into any Ship or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from any Ship; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Guarantor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Guarantor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default).

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fair Market Value” means, in relation to a Ship, at any date, the fair market value of that Ship determined in accordance with Clause 23 (Valuations).

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 January 2014;

(b)
in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Final Payment Date” means July 17, 2017.

“Finance Document” means:

(a)	this Agreement;

(b)	the Parent Guarantee;

(c)	any Note;

(d)	any Mortgage;

(e)	any Assignment of Earnings;

(f)	any Assignment of Insurances;

(g)	any Approved Managers’ Undertaking;

(h)	any Accounts Security;

(i)
any other document (whether or not it creates Security) which is executed as security for, or for the purpose of establishing any priority or subordination arrangement in relation to, the Secured Liabilities; or

(j)	any other document designated as such by the Facility Agent and the Borrower.

“Finance Party” means the Facility Agent, the Security Trustee or a Lender.

“Financial Indebtedness” means, in relation to any member of the Group (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)
under a financial lease, a deferred purchase consideration arrangement (in each case, other than in respect of assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person.

“GAAP” means (a) IFRS or (b) any other generally accepted accounting principles, concepts, bases and policies as may be elected by the Borrower with the prior consent of the Facility Agent acting with the authorization of the Majority Lenders, such consent and authorization not to be unreasonably withheld.

“Group” means the Borrower and its Subsidiaries (whether direct or indirect and including, but not limited to, the Guarantors) from time to time and “member of the Group” shall be construed accordingly.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board and the accounting principles, concepts, bases and policies that are related thereto.

“Indemnified Person” has the meaning given to it in Clause 13.2 (Other indemnities).

“Insurances” means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in respect of that Ship, the Earnings or otherwise in relation to that Ship; and

(b)	all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium.

“Interest Period” means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 8 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 7.3 (Default interest).

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“ISSC” means an International Ship Security Certificate issued under the ISPS Code.

“Lender” means:

(a)	the Original Lender; and

(b)	any bank or financial institution, trust, fund or other entity which has become a Party in accordance with Clause 26 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with this Agreement.

“LIBOR” means, in relation to the Loan, any part of the Loan or any Unpaid Sum:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for dollars for the Interest Period of the Loan, that part of the Loan or that Unpaid Sum), the Reference Bank Rate,

as of the Specified Time on the Quotation Day for dollars and for a period comparable to the Interest Period for the Loan, that part of the Loan or that Unpaid Sum and, if any such rate is below zero, LIBOR shall be deemed to be zero.

“Loan” means the aggregate principal amount outstanding for the time being of the borrowings under the Original Credit Agreement as amended by this Agreement.

“Major Casualty” means, in respect of a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.

“Majority Lenders” means at any time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔% of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔% of the Loan immediately before such repayment.

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost Formula).

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the US Federal Reserve System and any successor regulations thereto, as in effect from time to time.

“Market Disruption Event” has the meaning given to it in Clause 9.2 (Market disruption).

“Material Adverse Effect” means, with respect to any person, a material adverse effect on:

(a)	the condition (financial or otherwise), operations, assets or business of such person and its Subsidiaries, taken as a whole;

(b)	the ability of such person to perform any of its material obligations under any Finance Document to which it is a party; or

(c)	the material rights and remedies of any Finance Party under any Finance Document to which such person is a party.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;  and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Mortgage” means, in relation to each Ship, an assignment, amendment and restatement among the relevant Guarantor, the Original Lender and the Security Trustee of the First Preferred Mortgage made by the relevant Guarantor in favor of the Original Lender, creating a first preferred Marshall Islands ship mortgage on such Ship in favor of the Security Trustee and in substantially the form of Exhibit F attached hereto (as amended from time to time in accordance with its terms).

“Note” has the meaning given to it in Clause 4.1 (Notes).

“Obligor” means the Borrower or a Guarantor.

“Operating Account” means:

(a)
an account in the name of the Borrower with the Account Bank numbered 1028-50440694 and shall include any time deposits, certificates of deposit or other similar investments made with funds standing to the credit of the Operating Account in accordance with the terms of the Accounts Security; or

(b)
any other account (with that or another office of the Account Bank or with a bank or financial institution other than the Account Bank) which is designated by the Facility Agent as the Operating Account for the purposes of this Agreement with the approval of the Borrower.

“Original Credit Agreement” has the meaning given to it in the Background recitals hereof.

“Original Financial Statements” means the audited consolidated financial statements of the Group for the financial year ended December 31, 2011.

“Original Security Documents” has the meaning given to it in the Background recitals hereof.

“Parent Guarantee” means a guarantee made or to be made by the Parent Guarantor in favor of the Security Trustee for the benefit of the Finance Parties in respect of the financial obligations of the Borrower under the Finance Documents and in substantially the form of Exhibit G attached hereto (as amended from time to time in accordance with its terms).

“Parent Guarantor” means DHT Holdings, Inc., a Marshall Islands corporation.

“Party” means a party to this Agreement.

“Permitted Charter” means, in respect of a Ship, a Charter:

(a)	which is a time or consecutive voyage charter;

(b)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 13 months plus a redelivery allowance of not more than 30 days;

(c)	which is entered into on bona fide arm’s length terms at the time at which that Ship is fixed; and

(d)	in respect of which not more than two months’ hire is payable in advance,

and any other Charter which is approved in writing by the Facility Agent acting with the authorization of the Majority Lenders.

“Permitted Indebtedness” means :

(a)	any Debt incurred under the Finance Documents;

(b)	until the Effective Date, any Debt incurred under the Original Credit Agreement;

(c)
Debt for (i) trade payables and expenses accrued in the ordinary course of business and that are not overdue, or (ii) customer advance payments and customer deposits received in the ordinary course of business; and

(d)
Debt owing to Affiliates provided that such Debt is subordinated on terms and conditions acceptable to the Facility Agent and subject in right of payment to the prior payment in full of all amounts outstanding under this Agreement and under the Notes.

“Permitted Security” means:

(a)	Security created by the Finance Documents;

(b)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	liens for current crew wages and salvage;

(d)
liens imposed by any governmental authority for taxes, assessments or charges not yet due (after giving effect to any applicable grace period) or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the relevant Obligor in accordance with GAAP;

(e)	liens securing claims which are completely covered by insurance and the deductible applicable thereto, so long as there has not been any action by the lienholder to enforce such lien;

(f)
liens arising from the supply of goods and/or services to a Ship in the ordinary course of business, so long as such obligations are not overdue for more than sixty (60) days or are being contested in good faith by appropriate proceedings and there has not been any action by the lienholder to enforce such lien;  and

(g)	liens arising under any Charter entered into in the ordinary course of business.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Potential Event of Default” means any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice or both) be an Event of Default.

“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

“Protected Party” has the meaning given to it in Clause 11.1 (Definitions).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the London interbank market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days).

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Reference Banks” means the principal London offices of the Original Lender and/or such other banks as may be appointed by the Facility Agent in consultation with the Borrower.

“Repeating Representations” means each of the representations set out in Clause 17.2 (Status), Clause 17.4 (Binding obligations), paragraph (b) of Clause 17.6 (Non-conflict with other obligations), Clause 17.7 (Power and authority), Clause 17.8 (Validity and admissibility in evidence) and Clause 17.20 (Sanctions).

“Requisition” means, in respect of a Ship:

(a)
any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons properly identified as being or representing a government or official authority (excluding a requisition for hire for a fixed period not exceeding 180 days without any right to an extension) unless it is redelivered to the full control of the relevant Guarantor prior to the date upon which payment is required under Clause 6.4 hereof; and

(b)	any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless it is within 30 days redelivered to the full control of the relevant Guarantor.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Safety Management System” has the meaning given to it in the ISM Code.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)
imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the US, whether or not any Obligor, any other member of the Group or any Affiliate is legally bound to comply with the foregoing; or

(b)
otherwise imposed by any law or regulation by which any Obligor, any other member of the Group or any Affiliate of any of them is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor, any other member of the Group, any Affiliate of any of them.

provided, that the laws and regulations described in paragraphs (a) and (b) of this definition shall be applicable only to the extent such laws and regulations are not inconsistent with the laws and regulations of the US.

“Screen Rate” means the British Bankers’ Association Interest Settlement Rate for dollars for the relevant period displayed on the appropriate page of the Reuters screen.  If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Secured Liabilities” means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Finance Party under or in connection with each Finance Document.

“Securities and Exchange Commission” shall mean the US Securities and Exchange Commission or any other governmental authority of the US at the time administrating the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or the Securities Exchange Act of 1934, as amended.

“Security” means any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing).

“Security Period” means the period starting on October 18, 2005, and ending on the date on which all of the Secured Liabilities under the Finance Documents have been indefeasibly, unconditionally and irrevocably paid and discharged in full and the Borrower has no further commitment, obligation or liability (actual or contingent) under or pursuant to the Finance Documents other than as required pursuant to Clause 13.2 (Other indemnities) (both dates inclusive).

“Servicing Account” an account in the name of the Borrower with the Account Bank designated DOHUTA-USD1.

“Selection Notice” means a notice substantially in the form set out in Schedule 3 (Selection Notice) given in accordance with Clause 8 (Interest Periods).

“Servicing Party” means the Facility Agent or the Security Trustee.

“Ship” means each of the ships described in Part I of Schedule 7 (Details of the Ships) hereto.

“Solvent” means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair saleable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature and (d) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Time” means a time determined in accordance with Schedule 8 (Timetables).

“Subsidiary” of any person means any corporation, limited liability company, partnership, joint venture, trust or estate or other entity of which (or in which) more than 50% of (a) the voting stock or membership interests of such corporation or company, (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such person, by such person and one or more of its other Subsidiaries or by one or more of such person’s other Subsidiaries.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit” has the meaning given to it in Clause 11.1 (Definitions).

“Tax Deduction” has the meaning given to it in Clause 11.1 (Definitions).

“Tax Payment” has the meaning given to it in Clause 11.1 (Definitions).

“Total Loss” means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or

(b)	any Requisition.

“Total Loss Date” means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, at noon Greenwich Mean Time on the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the event of damage which results in a constructive, compromised, agreed or arranged total loss of that Ship, at noon Greenwich Mean Time on the date of the event giving rise to such damage; and

(c)	in the case of any Requisition, at noon Greenwich Mean Time on the date on which such event is expressed to take effect by the person making the same.

“Tranche A” means the aggregate principal amount outstanding under the Original Credit Agreement designated Tranche A thereunder.

“Tranche B” means the aggregate principal amount outstanding under the Original Credit Agreement designated Tranche B thereunder.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the “Account Bank”, the “Facility Agent”, the “Security Trustee”, any “Finance Party”, any “Lender”, any “Obligor” or any other “person” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(iii)
a “person” includes an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof;

(iv)	a provision of law is a reference to that provision as amended or re-enacted;

(v)	a time of day is a reference to London time;

(vi)	words denoting the singular number shall include the plural and vice versa; and

(vii)	“including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.3	Third party rights

The agreements of each Finance Party under this Agreement are made solely for the benefit of the Borrower and may not be relied upon or enforced by any other person.

1.4	Computation of Time Periods

In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

1.5	Accounting Terms

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

SECTION 2

THE LOAN

2	THE LOAN

2.1	The Loan

(a)	As of the date of this Agreement:

(i)	an aggregate principal amount of $160,575,000 is outstanding under the Original Credit Agreement; and

(ii)	the Original Lender’s participation in the Loan is 100%.

(b)
Tranche A and Tranche B shall be consolidated into, and shall be treated as, a single tranche on the last day of the “Interest Periods” in effect under the Original Credit Agreement when the Effective Date occurs.

2.2	Finance Parties’ rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

(d)
Notwithstanding any other provision of the Finance Documents, a Finance Party may separately sue for any Unpaid Sum due to it without the consent of any other Finance Party or joining any other Finance Party to the relevant proceedings.

SECTION 3

3	CONDITIONS OF EFFECTIVENESS

3.1	Conditions precedent

The amendment and restatement of the Original Credit Agreement pursuant hereto shall become effective on and as of the first date (the “Effective Date”) not later than May 30, 2013 on which the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

3.2	Notification of satisfaction of conditions precedent

The Facility Agent shall notify the Borrower and the other Finance Parties promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 3.1 (Conditions precedent).

SECTION 4

NOTES

4	NOTES

4.1	Notes

(a)
The Borrower’s obligation to pay the principal of, and interest on, the Loan shall, if requested by such Lender, be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit F with blanks appropriately completed in conformity herewith (each, a “Note”).

(b)
Each Note shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Effective Date (or, in the case of Notes issued after the Effective Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the participation of such Lender in the Loan on the date of issuance thereof, (iv) mature on the Final Payment Date, (v) bear interest as provided in Clause 7 (Interest), (vi) be subject to voluntary prepayment and mandatory repayment as provided in Section 4 (Repayment and Prepayment) and (vii) be entitled to the benefits of this Agreement and the other Finance Documents.

(c)
Each Lender will note on its internal records the amount of its participation in the Loan and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of its participation in the Loan evidenced thereby.  Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower’s obligations in respect of the Loan or any portion thereof.

(d)
Notwithstanding anything to the contrary contained above in this Clause 4.1 or elsewhere in this Agreement, a Note shall be delivered only to a Lender that at any time specifically requests the delivery of such Note.  No failure of any Lender to request or obtain a Note evidencing its participation in the Loan shall affect or in any manner impair the obligations of the Borrower to pay the Loan or any portion thereof (and all related obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the Finance Documents.  Any Lender that does not have a Note evidencing its participation in the Loan shall in no event be required to make the notations otherwise described in preceding paragraph (c).  At any time (including, without limitation, to replace any Note that has been destroyed or lost) when any Lender requests the delivery of a Note to evidence its participation in the Loan, the Borrower shall promptly execute and deliver to such Lender the requested Note in the appropriate amount provided that, in the case of a substitute or replacement Note, the Borrower shall have received from such requesting Lender (i) an affidavit of loss or destruction and (ii) a customary lost/destroyed Note indemnity, in each case in form and substance reasonably acceptable to the Borrower and such requesting Lender, and duly executed by such requesting Lender.

(e)
On the Effective Date or as soon thereafter as practicable, the Original Lender shall surrender any promissory note made by the Borrower to the Original Lender;  provided that the Original Lender may request a Note in accordance with the preceding provisions of this Clause 4.1 (Notes).

SECTION 5

REPAYMENT AND PREPAYMENT

5	REPAYMENT

5.1	Repayment of the Loan

(a)
On or before the Effective Date, the Borrower shall repay the Loan in an amount of $25,000,000 subject, if such repayment is made before the Effective Date, to the provisions of Section 2.04(g) of the Original Credit Agreement and, if such repayment is made on the Effective Date, to the provisions of Clause 6.6 (Restrictions).

(b)	Subject to paragraphs (a) above and (c) below, the Borrower shall repay the Loan on the Final Payment Date.

(c)
The Borrower shall prepay the Loan in amount equal to the Free Cash in respect of each Accounting Period commencing on or after January 1, 2016, which amount shall be payable within 10 Business Days of the date on which the Parent Guarantor files with or furnishes to, as applicable, the Securities and Exchange Commission the Parent Guarantor’s quarterly consolidated financial statements for such Accounting Period.

For purposes of this Clause 5.1 (Repayment of the Loan):

“CapEx Amount” means, in relation to any relevant Accounting Period, the amount estimated by the Borrower in good faith to be the aggregate on a consolidated basis of the amounts to be payable by any member of the Group during the next two Accounting Periods for special surveys, intermediate surveys and regulatory requirements applicable to the Ships, (excluding any such amounts previously included in the “CapEx Amount” for purposes of calculating Free Cash for a prior Accounting Period), provided that if the actual aggregate amount paid by the Group for special surveys, intermediate surveys and regulatory requirements applicable to the Ships in the relevant Accounting Period is greater or less than the amount previously estimated by the Borrower for such Accounting Period in the certificate delivered in accordance with paragraph (e) below by more than $500,000, then the CapEx Amount for the next Accounting Period shall be decreased (by the amount of any excess) or increased (by the amount of any deficiency).

“Change in Working Capital” means, in relation to any relevant Accounting Period, the difference (whether negative or positive) of (a) the amount of Working Capital as at the last day of such Accounting Period, minus (b) the amount of Working Capital as at the first day of such Accounting Period, but without taking account of any prepayment made during such Accounting Period pursuant to this Clause 5.1(c) (Repayment of the Loan).

“Free Cash” means, in relation to any relevant Accounting Period, an amount calculated as of the last day of such Accounting Period equal to the positive difference, if any, between:

(i)	the sum of the Earnings of the Ships received by the Group during such Accounting Period; and

(ii)	the sum of (1) Ship Operating Expenses, (2) Voyage Expenses, (3) the CapEx Amount, (4) General & Administrative Expenses, (5) Interest Charges, and (6) Change in Working Capital.

“General & Administrative Expenses” means, in relation to any relevant Accounting Period, the proportionate share (calculated based on number of Ships owned) represented by the Group of the aggregate (on a consolidated basis) amounts paid by the Parent Guarantor and its Subsidiaries during such Accounting Period with respect to salaries and related expenses (including bonuses), costs related to board of director activities and director and officer indemnification insurance, travel expenses, office rent and office expenses, professional service costs such as audit and legal fees and all other expenses accounted for as such in the Parent Guarantor’s quarterly consolidated financial statements for such Accounting Period.

“Interest Charges” means, in relation to any relevant Accounting Period, the aggregate on a consolidated basis of all interest and other financial costs paid by any member of the Group during such Accounting Period.

“Ship Operating Expenses” means, in relation to any relevant Accounting Period, the aggregate (on a consolidated basis) of the fair and reasonable expenses paid by the Group during such Accounting Period, with respect to crew’s wages and related costs, third party ship management fees, insurance costs including deductibles, docking-related expenses (not including capital expenditures), costs for lubricants, repair, class fees and maintenance costs, vetting costs, telecommunications, tonnage tax, the costs of spares and consumable stores and unrecoverable claims and all other expenses accounted for as such in the Parent Guarantor’s quarterly consolidated financial statements for such Accounting Period.

“Voyage Expenses” means, in relation to any relevant Accounting Period, the aggregate (on a consolidated basis) of the expenses paid by the Group during such Accounting Period due to a Ship travelling to a destination, including fuel cost and port charges, security expenses, canal fees, voyage-specific insurance expenses, brokers’ commissions and all other expenses accounted for as such in the Parent Guarantor’s quarterly consolidated financial statements for such Accounting Period.

“Working Capital” means, in relation to any relevant Accounting Period, the difference (whether negative or positive) of (a) the aggregate (on a consolidated basis) of the current assets of the Group determined in accordance with GAAP minus (b) the aggregate (on a consolidated basis) of the current liabilities of the Group determined in accordance with GAAP.

Any item of cost in the definitions above shall not be double counted and shall therefore only be treated as a cost in one of the definitions at any time.

(d)	The amount payable by the Borrower under paragraph (c) above in relation to any relevant Accounting Period shall be limited to a maximum amount of $7,500,000.

(e)
Concurrently with any prepayment of the Loan pursuant to paragraph (c) above (or, if no such prepayment is required in respect of any relevant Accounting Period, within 10 Business Days of the date on which the Parent Guarantor files with or furnishes to, as applicable, the Securities and Exchange Commission the Parent Guarantor’s quarterly consolidated financial statements for such Accounting Period), the Borrower shall deliver to the Facility Agent a certificate, signed by an officer of the Borrower, demonstrating in reasonable detail the calculation of Free Cash, including projections for special surveys, intermediate surveys and regulatory requirements applicable to the Ships for purposes of calculating the CapEx Amount, in relation to the relevant Accounting Period.

5.2	Final Payment Date

On the Final Payment Date, the Borrower shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

5.3	Reborrowing

The Borrower may not reborrow any part of the Loan which is repaid.

6	PREPAYMENT

6.1	Illegality

If (other than by reason of breach of Sanctions) it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event and the Facility Agent shall promptly forward such notice to the Borrower; and

(b)
following receipt by the Borrower of such notice, the Lender and the Borrower shall negotiate in good faith to agree on terms for the Lender to continue to perform its obligations as contemplated by this Agreement and/or to maintain such portion of its participation in the Loan on a basis which is not unlawful; provided, however, that if no agreement shall be reached between the Borrower and the Lender within a period, which in, the sole discretion of the Lender is reasonable, the Lender shall provide written notice of the failure to reach an agreement to the Facility Agent, who shall promptly forward such notice to the Borrower, and the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

6.2	Change of control

If a Change of Control occurs:

(i)	the Borrower shall promptly notify the Facility Agent upon becoming aware of that event; and

(ii)
if the Majority Lenders so require, within ten Business Days of the Borrower notifying the Facility Agent pursuant to paragraph (i) above, the Facility Agent shall, by not less than five days’ notice to the Borrower, declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon all such outstanding amounts will become immediately due and payable.

6.3	Voluntary prepayment of Loan

The Borrower may, if it gives the Facility Agent not less than 14 days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $1,000,000 or a multiple of that amount).

6.4	Mandatory prepayment on sale or Total Loss

If a Ship is sold or becomes a Total Loss, the Borrower shall on the Relevant Date prepay the Loan in an amount equal to 100% of the proceeds of the sale or Total Loss, less, in the case of a sale, reasonable brokers’ commissions.

“Relevant Date” means:

(i)	in the case of a sale of a Ship, on the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and

(ii)	in the case of a Total Loss of a Ship, on the earlier of:

(A)	the date falling 150 days after the Total Loss Date; and

(B)	the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

6.5	Right of repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 11.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from a Borrower under Clause 11.3 (Tax indemnity) or Clause 12.1 (Increased costs),

the Borrower may, so long as the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of its intention to procure the repayment of that Lender’s participation in the Loan or give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (c) below.

(b)
On the last day of each Interest Period which ends after the Borrower has given notice of repayment under paragraph (a) above in relation to a Lender (or, if earlier, the date specified the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loan.

(c)
The Borrower may, in the circumstances set out in paragraph (a) above, on ten Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, the Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights, and obligations under this Agreement to a Lender or other bank, financial institution, trust fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

6.6	Restrictions

(a)
Any notice of prepayment given by any Party under this Clause 6 (Prepayment) shall be irrevocable (unless such notice is conditioned upon the sale of a Ship) and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment is to be made and the amount of that prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not reborrow any part of the Loan which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

(e)	If the Facility Agent receives a notice under this Clause 6 (Prepayment) it shall promptly forward a copy of that notice to the Borrower or the affected Lenders, as appropriate.

SECTION 6

COSTS OF UTILISATION

7	INTEREST

7.1	Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Applicable Margin;

(b)	LIBOR; and

(c)	the Mandatory Cost, if any.

7.2	Payment of interest

(a)	The Borrower shall pay accrued interest on the Loan on the last day of each Interest Period.

(b)
If an Interest Period is longer than three Months, the Borrower shall also pay interest then accrued on the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.

7.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2% higher than the rate per annum which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).  Any interest accruing under this Clause 7.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2% per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)
Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

(d)
Upon the occurrence and during the continuance of any Event of Default (or, in the case of any involuntary proceeding described in Clause 25.7 (Bankruptcy, Insolvency), a Default), the Borrower shall pay interest on the Loan from the date of the occurrence of such Event of Default or Default, as the case may be, until such Event of Default or Default, as the case may be, shall have been cured or waived, at a rate per annum equal to 2% per annum above the rate per annum required to be paid on the Loan pursuant to Clause 7.1 (Calculation of interest) above.

7.4	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

8	INTEREST PERIODS

8.1	Selection of Interest Periods

(a)
The Borrower may select an Interest Period for the Loan in a Selection Notice; provided, however, the initial Interest Period for each of Tranche A and Tranche B shall be the relevant “Interest Period” in effect under the Original Credit Agreement prior to the Effective Date until the end of such Interest Period.

(b)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower not later than the Specified Time.

(c)
If the Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to Clause 8.2 (Changes to Interest Periods), be three Months.

(d)
Subject to this Clause 8 (Interest Periods), the Borrower may select an Interest Period of one, three or six Months or any other period agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders).

(e)	An Interest Period in respect of the Loan shall not extend beyond the Final Payment Date.

(f)	Each Interest Period in respect of the Loan shall start on the last day of the immediately preceding Interest Period.

(g)	The Loan shall have one Interest Period only at any time.

8.2	Changes to Interest Periods

(a)
If after the Borrower has selected and the Lenders have agreed an Interest Period longer than six Months, any Lender notifies the Facility Agent within two Business Days after the Specified Time relating to the relevant Selection Notice that it is not satisfied that deposits in dollars for a period equal to the Interest Period will be available to it in the London interbank market when the Interest Period commences, the Facility Agent shall shorten the Interest Period to six Months.

(b)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 8.2 (Changes to Interest Periods), it shall promptly notify the Borrower and the Lenders.

8.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9	CHANGES TO THE CALCULATION OF INTEREST

9.1	Absence of quotations

Subject to Clause 9.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

9.2	Market disruption

(a)
If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Applicable Margin;

(ii)
the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)
In this Agreement “Market Disruption Event” means at or about noon Greenwich Mean Time on the Quotation Day for the relevant Interest Period, the Screen Rate is not available and none of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for dollars  for the relevant Interest Period.

9.3	Alternative basis of interest or funding, suspension

(a)
If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(b)	Any substitute or alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

9.4	Break Costs

(a)
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

10	FEE

10.1	Amendment Fee

The Borrower shall pay to the Original Lender a non-refundable fee in the amount of $567,875 on or before the Effective Date.

SECTION 7

ADDITIONAL PAYMENT OBLIGATIONS

11	TAX GROSS UP AND INDEMNITIES

11.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

(b)
Unless a contrary indication appears, in this Clause 11 (Tax Gross Up and Indemnities) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

11.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender.  If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required;  provided, however, that no Obligor shall be required to increase any payment in respect of which it makes a Tax Deduction, if such Tax Deduction would not have been imposed but for the failure of a Finance Party to comply with any certification, identification or other similar requirement with which the Finance Party in its reasonable judgment is eligible to comply to establish entitlement to exemption for such Tax Deduction.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days (or as soon thereafter as available) of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment appropriate evidence of payment thereof.

11.3	Tax indemnity

(a)
The Borrower shall pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document within 45 days from the date the Facility Agent makes written demand therefor.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 11.2 (Tax gross-up).

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 11.3 (Tax indemnity), notify the Facility Agent.

11.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained, utilized and retained that Tax Credit ,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

11.5	Stamp taxes

The Borrower shall pay and indemnify, within 45 days from the date the Facility Agent makes written demand therefor, each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.6	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)
if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12	INCREASED COSTS

12.1	Increased costs

(a)
If, due to either (i) the introduction of or any change (other than any change in the Mandatory Cost Rate) in or in the interpretation of any law or regulation or (ii) the compliance by a Finance Party with any guideline or request from any central bank or other governmental authority in any case introduced, changed, interpreted or requested after October 11, 2005 (whether or not having the force of law), there shall be (x) imposed, modified or deemed applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, that Finance Party or (y) imposed on that Finance Party any other condition relating to this Agreement or the Loan, and the result of any event referred to in clause (x) or (y) shall be to increase the cost to the Finance Party of agreeing to make or making, funding or maintaining the Advances, then the Finance Party will so notify the Borrower in sufficient detail for the Borrower to verify such increased cost and the Borrower shall, upon demand by the Finance Party, pay for the account of such Finance Party additional amounts sufficient to compensate the Finance Party for such increased cost; provided, however, that, before making any such demand, the Finance Party agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office for monitoring the Loan if the making of such a designation would avoid the need for, or reduce the, amount of, such increased cost and would not, in the reasonable judgment of the Finance Party, be otherwise disadvantageous to the Finance Party. A certificate as to the amount of such increased cost, submitted to the Borrower by the Finance Party, shall be conclusive and binding for all purposes, absent manifest error.

(b)
If a Finance Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental or monetary authority in regard to capital adequacy (whether or not having the force of law), in any case in which such law, regulation, guideline or request became effective or was made after October 11, 2005, has or would have the effect of reducing the rate of return on the capital of, or maintained by, that Finance Party or any corporation controlling the Finance Party as a consequence of the Finance Party’s participation in the Loan or overall capital, as applicable, by increasing the amount of capital required or expected to be maintained by the Finance Party or any corporation controlling the Finance Party, to a level below that which the Finance Party or any corporation controlling the Finance Party could have achieved but for such adoption, effectiveness, change or compliance (taking into account the Lender’s or such corporation’s policies with respect to capital adequacy) then the Finance Party will so notify the Borrower in sufficient detail for the Borrower to verify such reduction in return and the Borrower shall pay for the account of such Finance Party, upon demand by the Finance Party, such additional amount as may be specified by the Finance Party as being sufficient to compensate the Finance Party for such reduction in return, to the extent that the Finance Party reasonably determines such reduction to be attributable to the existence that it is attributable to that Finance Party’s performing its obligations hereunder; provided, however, that before making such demand, the Finance Party agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to enter into consultations with the Borrower in good faith and without prejudice to the rights of the Finance Party under this Agreement and the other Finance Documents with regard to the impact of such law, regulation, guideline or request and the amount of compensation required by the Finance Party as aforesaid. A certificate as to such amounts submitted to the Borrower by the Finance Party shall be conclusive and binding for all purposes, absent manifest error.

13	OTHER INDEMNITIES

13.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Finance Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2	Other indemnities

(a)
Each of the Obligors jointly and severally agrees to indemnify and hold harmless each Finance Party and each of its Affiliates, and their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Person”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Person, arising out of or in connection with or relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the making of the Loan or consummation of any other transaction contemplated hereby, (ii) the Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Environmentally Sensitive Material on or from any property owned or operated by any Obligor , or any Environmental Action related in any way to any Obligor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto, except, with respect to any particular Indemnified Person, to the extent such claim, damage, loss, liability or expense is either admitted to by such Indemnified Person or found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or wilful misconduct, provided that the foregoing exceptions to the liability of the Obligors with respect to such Indemnified Person shall not limit or affect the liability of the Obligors to any other Indemnified Person.

(b)
Each of the Obligors jointly and severally further agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Obligor or any of their respective shareholders, members or creditors for or in connection with the transactions contemplated hereby, except, with respect to any particular Indemnified Person, to the extent such liability is either admitted to by such Indemnified Person or found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or wilful misconduct.

(c)	The indemnities of this Clause 13.2 (Other indemnities) shall survive the termination of this Agreement and the other Finance Documents.

14	MITIGATION BY THE LENDERS

14.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 6.1 (Illegality), Clause 11 (Tax Gross Up and Indemnities), Clause 12 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

14.2	Limitation of liability

(a)
The Borrower shall, promptly on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be disadvantageous to it.

15	COSTS AND EXPENSES

15.1	Transaction expenses

The Borrower shall, promptly on demand, pay the Facility Agent and the Security Trustee the amount of all costs and expenses (including legal fees) reasonably incurred by any Finance Party in connection with the negotiation, preparation, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement;

(b)	the Collateral; and

(c)	any other Finance Documents executed after the date of this Agreement.

15.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an Obligor requests, and the Security Trustee agrees to, the release of all or any part of the Collateral,

the Borrower shall, promptly on demand, reimburse each of the Facility Agent and the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by each Finance Party in responding to, evaluating, negotiating or complying with that request or requirement.

15.3	Enforcement and preservation costs

The Borrower shall, on demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Collateral or enforcing those rights.

SECTION 8

GUARANTEE AND INDEMNITY

16	GUARANTEE AND INDEMNITY – SUBSIDIARIES

16.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally:

(a)
guarantees, as primary guarantor and not as surety merely, to each Finance Party punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, by the Borrower of all the Borrower’s obligations under the Finance Documents whether for principal, interest, fees, expenses or otherwise (collectively, the “Guaranteed Obligations”);

(b)
undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of another Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 16 (Guarantee and Indemnity – Subsidiaries) if the amount claimed had been recoverable on the basis of a guarantee.

16.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

16.3	Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Obligor shall continue or be reinstated, as the case may be, as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

16.4	Waiver of defenses

(a)
The obligations of each Guarantor under this Clause 16 (Guarantee and Indemnity – Subsidiaries) will not be affected or discharged by an act, omission, matter or thing which, but for this Clause would reduce, release or prejudice any of its obligations under this Clause 16 (Guarantee and Indemnity – Subsidiaries) (without limitation and whether or not known to it or any Finance Party) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(v)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security, including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(vii)	any bankruptcy, insolvency or similar proceedings; or

(viii)	any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor.

(b)	Each Guarantor unconditionally and irrevocably waives:

(i)
diligence, presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonour, notice of the creation or incurring of now or additional indebtedness of the Obligors to the Finance Parties, notice of acceptance of this guarantee, and notices of any other kind whatsoever;

(ii)	the filing of any claim with any court in the event of a receivership, insolvency, bankruptcy, liquidation or judicial management;

(iii)	the benefit of any statute of limitations affecting any Obligor’s obligations under the Finance Documents or such Guarantor’s obligations under this guarantee or the enforcement of this guarantee; and

(iv)	any offset or counterclaim or other right, defence or claim based on, or in the nature of, any obligation now or later owed to such Guarantor by the other Obligors or any Finance Party.

16.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document) before claiming or commencing proceedings under this Clause 16 (Guarantee and Indemnity – Subsidiaries).  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

16.6	Deferral of Guarantor’s rights

All rights which any Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Finance Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, each Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 16 (Guarantee and Indemnity – Subsidiaries):

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor’s obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which such Guarantor has given a guarantee, undertaking or indemnity under Clause 16.1 (Guarantee and Indemnity – Subsidiaries);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If any Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 32 (Payment Mechanics).

16.7	Additional security

This Guarantee and any other Security given by any Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Finance Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

16.8	Right of Contribution

At any time a payment in respect of the Guaranteed Obligations is made under this guarantee, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this guarantee.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor.  A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Clause 16.8 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations under this guarantee.  As used in this Clause 16.8:  (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Relevant Net Worth (as defined below) of such Guarantor by (y) the aggregate Relevant Net Worth of all Guarantors; (ii) the “Relevant Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this guarantee) on such date.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Clause 16.8, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash.  Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain Solvent, in the determination of the Facility Agent.

16.9	Limitation of Liability

Each of the Guarantors and the Finance Parties hereby confirms that it is its intention that the Guaranteed Obligations not constitute a fraudulent transfer or conveyance for purposes of the US Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, each of the Guarantors and the Finance Parties hereby irrevocably agrees that the Guaranteed Obligations guaranteed by each Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

SECTION 9

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17	REPRESENTATIONS

17.1	General

Each Obligor jointly and severally makes the representations and warranties set out in this Clause 17 (Representations) to each Finance Party on the date of this Agreement and on the Effective Date.

17.2	Status

(a)	It is a corporation duly incorporated and validly existing in good standing under the law of its jurisdiction of incorporation.

(b)
It is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed.

(c)	It has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

17.3	Share ownership

(a)	All of the issued and outstanding shares of the Borrower is directly owned and controlled by the Parent Guarantor.

(b)	All of the issued and outstanding shares of each of the Guarantors is directly owned and controlled by the Borrower.

(c)	None of the Guarantors has any direct or indirect Subsidiaries.

17.4	Binding obligations

The obligations expressed to be assumed by it in this Agreement are, and, upon execution and delivery of each Finance Document to which it is to be a party, the obligations expressed to be assumed by it in each such Finance Document will be, legal, valid, binding and enforceable obligations, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor’s rights generally.

17.5	Validity, effectiveness and ranking of Security

(a)
The provisions of each Finance Document do now or, as the case may be, will upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents), create in favor of the Security Trustee (i) in the case of the Mortgages, a valid first “preferred mortgage” within the meaning of Chapter 3 of the Marshall Islands Maritime Act, 1990, as amended, on the respective Ships, subject to the recording of the Mortgages as described in the following paragraph, (ii) in the case of the Assignments of Earnings and the Assignments of Insurances, a valid, binding and executed and enforceable security interest in all right, title and interest in the Collateral therein described, and shall constitute a fully perfected first priority security interest in favor of the Security Trustee in all right, title and interest in such Collateral, subject to no other Security and subject in the case of (A) the Assignments of Earnings, to notice being given to account parties and to filing proper financing statements in the District of Columbia, and consent of such account parties being obtained, and (B) the Assignments of Insurances, to notice being given to underwriters and protection and indemnity clubs, and their consent being obtained where policy provisions or club rules so require), and (iii) in the case of the Accounts Security, a valid, binding and executed and enforceable security interest over the assets to which such Finance Documents, by their terms, relate.

(b)
It has not filed or permitted to be filed any financing statement, mortgage, pledge or charge with respect to any assets owned by it and there is no Security (except for Permitted Security) of any kind on any of the properties or assets of any of the Obligors.

17.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Finance Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any member of the Group; or

(c)
any agreement or instrument binding upon it or any member of the Group or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

17.7	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.8	Validity and admissibility in evidence

All Authorizations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	for the grant by any Obligor of the Security granted by it pursuant to the Finance Documents, and the perfection or maintenance of such Security (including the first priority nature thereof),

have been obtained or effected and are in full force and effect.

17.9	Solvency

It is, individually, and the Borrower and its Subsidiaries are, together, Solvent.

17.10	No misleading information

No representation, warranty or statement made or certificate or document statement provided by any of the Obligors in or pursuant to this Agreement, any other Finance Document, or in any other document furnished in connection therewith, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein not misleading.

17.11	Original Financial Statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	The Original Financial Statements fairly present in all material respects the financial condition and operations of the Group taken as a whole as at the date thereof.

(c)	There has been no material adverse change in the assets, business or consolidated financial condition of the Group since December 31, 2011.

17.12	No proceedings pending or threatened

There is no pending, or (to the best of any Obligor’s knowledge) threatened litigation, governmental investigation or arbitration or administrative proceedings (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) affecting any Obligor or any of its properties before any court, governmental agency or arbitral body which may affect the legality, validity or enforceability of any Finance Document, or the consummation of the transactions contemplated thereby.

17.13	Compliance with Laws

Each Obligor is in compliance with all applicable Authorizations, statutes, regulations and laws, including, without limitation, all Environmental Laws, the noncompliance with which, in the reasonable opinion of the Facility Agent, would have a Material Adverse Effect on such Obligor.

17.14	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Guarantor and the Approved Manager and each Ship have been complied with in all material respects.

17.15	Margin Stock

It is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

17.16	Not “Investment Company”

It is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

17.17	Financial Indebtedness

It is not a party to any other loan or security agreement other than as permitted by this Agreement.

17.18	Place of Business

None of the Obligors has a place of business in the US, the District of Columbia, the US Virgin Islands, or any territory or insular possession subject to US jurisdiction.

17.19	ERISA

There are no Plans.

17.20	Sanctions.

As regards Sanctions:

(a)
None of the Obligors, any other member of the Group or any Affiliate of any of them is a Prohibited Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and none of such persons owns or controls a Prohibited Person.

(b)
No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)	Each Obligor, each other member of the Group and each Affiliate of any of them is in compliance with all Sanctions.

17.21	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the first day of each Interest Period.

18	INFORMATION UNDERTAKINGS

18.1	General

The undertakings in this Clause 18 (Information Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorization of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

18.2	Financial statements

Each of the Obligors shall supply, or shall cause to be supplied, to the Facility Agent in sufficient copies for all the Lenders:

(a)
as soon as they become available, but in any event within 150 days after the end of each fiscal year of the Borrower and its Subsidiaries, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year, and the related consolidated statements of profit and loss and changes in financial position of the Borrower and its Subsidiaries for the fiscal year then ended, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and in each case certified by Deloitte AS or by another independent public or chartered accountant satisfactory to the Facility Agent stating that in making the examination necessary for the audit of such financial statements it has obtained no knowledge of the existence of any condition, event or act which constitutes a Default or Event of Default, or if it has obtained knowledge of the existence of any such condition, event or act, specifying the same;

(b)
as soon as the same become available, but in any event within 60 days after the close of each of the first three quarterly Accounting Periods in each fiscal year of the Borrower and its Subsidiaries, the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarterly period, and the related consolidated statements of profit and loss and changes in financial position of the Borrower and its Subsidiaries for the period then ended, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year, all of which shall be certified by an officer of the Borrower and subject only to normal year-end adjustments.

(c)
if and when requested by the Facility Agent, copies of all registration statements and reports on Forms 6-K and 20-F (or their equivalents) and other material filings which the Parent Guarantor shall have filed with or furnished to, as applicable, the Securities and Exchange Commission or any similar governmental authority, or any national securities exchange, including, any reports or other disclosures required to be made in relation to the Parent Guarantor under Regulation FD or the Sarbanes-Oxley Act of 2002;

(d)
as soon as possible, but in no event later than the last day of the prior financial year of the Borrower and its Subsidiaries, a consolidated plan and financial forecast for each financial year of the Borrower and its Subsidiaries in a format approved by the Facility Agent, presenting forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such financial year with quarterly breakdowns, including projections for special surveys, intermediate surveys and regulatory requirements applicable to the Ships and such other information and projections as the Facility Agent may reasonably request.

18.3	Compliance Certificate

Each of the Obligors shall supply, or shall cause to be supplied, to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 18.2 (Financial statements), a certificate of an officer of the Borrower stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto.

18.4	Keeping of Books

Each of the Obligors shall keep, and cause to be kept, proper books of record and account, in which full and correct entries shall be made in accordance with GAAP of all financial transactions and the assets and business of such Obligor to the extent necessary to permit the preparation of the financial statements required to be delivered pursuant to Clause 18.2 (Financial statements).

18.5	Information: miscellaneous

Each of the Obligors shall supply, or shall cause to be supplied, to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)
promptly upon the Borrower becoming aware of (i) the occurrence of a Default or Event of Default, or (ii) the commencement of any action, suit, litigation or proceeding of the kind described in Clause 17.12 (No proceedings pending or threatened), a statement of an officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(b)	promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed; and

(c)
from time to time such additional information regarding the financial position, results of operations, business or prospects of the Borrower and its Subsidiaries as any Finance Party (through the Facility Agent) may reasonably request.

18.6	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.7	PATRIOT Act Notice

Each Finance Party hereby notifies the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.:  107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies each Obligor, which information includes the name of each Obligor and other information that will allow such Finance Party to identify each Obligor in accordance with the PATRIOT Act.  Each Obligor agrees to provide such information from time to time to any Finance Party.

19	AFFIRMATIVE UNDERTAKINGS

19.1	General

The undertakings in this Clause 19 (Affirmative Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorization of the Majority Lenders may otherwise permit.

19.2	Compliance with laws

Each Obligor shall comply in all respects with all laws and regulations, including Environmental Laws, to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

19.3	Compliance with Finance Documents

Each Obligor shall comply with, observe and perform all of the terms, covenants and provisions of the Finance Documents to which it is a party.

19.4	Preservation of Corporate/Company Existence, Etc.

Each Obligor shall preserve and maintain its corporate existence, as well as its material rights and franchises.

19.5	Visitation Rights

Each Obligor shall permit at any reasonable time and from time to time, upon reasonable prior notice, the Facility Agent or its representatives, at the Facility Agent’s risk and cost, to the extent reasonably requested, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Obligor and to discuss the affairs, finances and accounts of such Obligor with any of its officers or representatives and with its independent certified public accountants.

19.6	Maintenance of Properties, Etc.

Each Obligor shall maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

19.7	Authorizations

Each Obligor shall obtain all such governmental Authorizations as are required, by applicable law or otherwise, for such Obligor to perform its obligations under this Agreement and all other Finance Documents, as well as all such governmental Authorizations as are required by applicable law or otherwise, and which, in the reasonable opinion of the Facility Agent, are material for the operation of the Ships.

19.8	Payment of Obligations

Each Obligor shall pay and discharge at or before maturity, all its material obligations and liabilities, including, without limitation, Tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and maintain in accordance with GAAP appropriate reserves for the accrual of any of the same.

19.9	Maintenance of Insurance

Each Obligor shall maintain insurance on any of its properties other than the Ships, payable in dollars, with responsible companies, in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates, and as shall be reasonably satisfactory to the Facility Agent.

19.10	Dispositions

No later than September 30, 2013, each Obligor shall transfer, or shall cause to be transferred, to the Parent Guarantor all the issued and outstanding shares or other equity interests of DHT Management AS, a Norwegian company.

20	NEGATIVE UNDERTAKINGS

20.1	General

The undertakings in this Clause 20 (Negative Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorization of the Majority Lenders may otherwise permit.

20.2	Negative pledge

(a)
No Obligor shall create or permit to subsist any Security over any of its assets, or sign or file, under the Uniform Commercial Code (or analogous statute or law) of any jurisdiction, a financing statement that names it as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement.

(b)	No Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

20.3	Consolidations, Merger

No Obligor shall consolidate or merge with any other person.

20.4	Sales, Etc. of Assets

(a)
No Obligor shall sell, transfer or otherwise dispose of any assets or grant any option or other right to purchase or otherwise acquire any Collateral other than in the ordinary course of its business, except (i) sales in the ordinary course of its business and (ii) dispositions of obsolete, worn out or surplus property disposed of in the ordinary course of business.

(b)
Paragraph (a) above does not apply to any transfer of shares to which Clause 19.10 (Dispositions) applies or to any charter of a Ship to which Clause 22.12 (Restrictions on chartering, appointment of managers etc.) applies.

20.5	Change in Nature of business

No Obligor shall engage in any line of business other than the ownership and operation of the Ships.

20.6	Debt

No Obligor shall create, incur, assume or suffer to exist any Debt other than Permitted Indebtedness.

20.7	Dividends

No Obligor shall declare or pay any dividend of any kind or make any purchase or redemption of or distribution on any stock or other equity interest without the prior written consent of the Facility Agent except that:

(a)	any Guarantor may make distributions to the Borrower; and

(b)	for any Accounting Period, the Borrower may pay a dividend, if and so long as both immediately before and after the declaration and payment of such dividend:

(i)	no Default or Event of Default shall have occurred and be continuing; and

(ii)	the then aggregate Fair Market Value of the Ships subject to a Mortgage is not less than 135% of the aggregate outstanding principal amount of the Loan.

20.8	Loans; Investments

No Obligor shall make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to any person whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise, except loans to another Obligor to the extent such Obligor is permitted to incur such Debt under Clause 20.6 (Debt) and except as otherwise permitted under the Accounts Security.

20.9	Acquisitions

No Obligor shall make any acquisition of an asset outside the ordinary course of its business.

20.10	Constitutive Document Amendments

No Obligor shall permit any amendment of its articles of incorporation and by-laws without giving the Facility Agent prior written notice of such proposed amendment.

20.11	Transactions with Affiliates

No Obligor shall enter into or become a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to (i) the reasonable requirements of its business and upon terms which are fair and reasonable and in its best interests, or (ii) existing arrangements heretofore disclosed to the Facility Agent in writing and approved by the Facility Agent.

20.12	Place of Business

No Obligor shall establish a place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America unless 60 days’ prior written notice of such establishment is given to the Facility Agent.

20.13	Capital Stock

No Obligor shall permit the Borrower to issue any class of capital stock unless such stock is legally or effectively subordinated to the right of the Finance Parties to payment of any and all amounts due to the Finance Parties under the Finance Documents.

21	INSURANCE UNDERTAKINGS

21.1	General

(a)
The undertakings in this Clause 21 (Insurance Undertakings) remain in force from the date of this Agreement throughout the rest of the Security Period except as the Facility Agent, acting with the authorization of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

(b)	For purposes of this Clause 21 (Insurance Undertakings):

“approved” means approved in writing by the Facility Agent;

“excess risks” means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims;

“obligatory insurances” means all insurances effected, or which any Obligor is obliged to effect, under this Clause 21 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document;

“policy” in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls) (1/10/82) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and

“war risks” includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

21.2	Maintenance of obligatory insurances

Each Guarantor shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

(d)
any other risks against which the Facility Agent considers, having regard to practices and other circumstances prevailing at the relevant time, it would be commercially reasonable for that Guarantor to insure and which are specified by the Facility Agent by notice to that Guarantor.

21.3	Terms of obligatory insurances

Each Guarantor shall effect such insurances in respect of the Ship owned by it:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	when aggregated with the insured values of all other Ships mortgaged to the Security Trustee as security for the Loan, 120% of the Loan; and

(ii)	the market value of that Ship;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;

(e)	on approved terms; and

(f)
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

21.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 21.3 (Terms of obligatory insurances), each Guarantor shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Guarantor as the sole named assured unless the interest of every other named assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named assured has undertaken in writing to the Security Trustee (in such form as it requires) that any deductible shall be apportioned between that Guarantor and every other named assured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)
whenever the Facility Agent requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Trustee as loss payee with such directions for payment as the Facility Agent may specify;

(d)
provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set off, counterclaim or deductions or condition whatsoever, subject to Clause 21.6(b)(vi) below;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Finance Party; and

(f)	provide that the Security Trustee may make proof of loss if that Guarantor fails to do so.

21.5	Renewal of obligatory insurances

Each Guarantor shall:

(a)	at least 14 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Facility Agent of the brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents’ approval to the matters referred to in paragraph (a)(i) above;

(b)	at least two days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent’s approval pursuant to paragraph (a) above; and

(c)
procure that the approved brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

21.6	Copies of policies; letters of undertaking

Each Guarantor shall ensure that the approved brokers provide the Security Trustee with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the approved brokers that:

(i)
they will have endorsed on each policy, if and when issued, a loss payable clause and a copy of the notice of assignment complying with the provisions of Clause 21.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with such loss payable clause;

(iii)	they will advise the Security Trustee promptly of any material change to the terms of the obligatory insurances;

(iv)
they will notify the Security Trustee not less than 14 days before the expiry of the obligatory insurances if they have not received notice of renewal instructions from the relevant Guarantor or its agents;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Guarantor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; provided, however, in the event there is any premium outstanding on a Ship for which a claim is being paid, they shall have the right to set off any such outstanding premium notwithstanding the foregoing; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Guarantor forthwith upon being so requested by the Facility Agent.

21.7	Copies of certificates of entry

Each Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Trustee with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

21.8	Deposit of original policies

Each Guarantor shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

21.9	Payment of premiums

Each Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Trustee.

21.10	Guarantees

Each Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

21.11	Compliance with terms of insurances

(a)
No Guarantor shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Guarantor shall:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in paragraph (b)(iii) of Clause 21.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)
make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the US and Exclusive Economic Zone (as defined in the US Oil Pollution Act 1990 or any other applicable legislation); and

(iv)
not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

21.12	Alteration to terms of insurances

No Guarantor shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

21.13	Settlement of claims

Each Guarantor shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)
do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

21.14	Provision of information

Each Guarantor shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 21.15 (Mortgagee’s interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Guarantors shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a) above.

21.15	Mortgagee’s interest and additional perils insurances

(a)
The Security Trustee, acting with the authorization of the Majority Lenders, shall be entitled from time to time to effect, maintain and renew in its own name in respect of each Ship all or any of the following on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate:

(i)
a mortgagee’s interest marine insurance in an amount, together with the amount of such coverage in respect of all other Ships mortgaged to the Security Trustee as security for the Loan, equal to 120% of the Loan;  and

(ii)
a mortgagee’s interest additional perils insurance, together with the amount of such coverage in respect of all other Ships mortgaged to the Security Trustee as security for the Loan, equal to 110% of the Loan;

but in not event in either instance less than the fair market value of the Ship.

(b)
The Guarantors shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

22	GENERAL SHIP UNDERTAKINGS

22.1	General

The undertakings in this Clause 22 (General Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorization of the Majority Lenders, may otherwise permit.

22.2	Ships’ names and registration

No Guarantor shall, in respect of the Ship owned by it:

(a)	change the registration of the Ship registered in its name under the Approved Flag from its port of registration;

(b)	do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; or

(c)	change the name of that Ship.

22.3	Repair and classification

Each Guarantor shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the highest classification and rating for ships of the same age and type with the Classification Society.

22.4	Modifications

Except as may be required by applicable law or the Classification Society, no Guarantor shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

22.5	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Guarantor shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	is free from any Security (other than Permitted Security) in favor of any person other than the Security Trustee; and

(iii)	becomes, on installation on that Ship, the property of that Guarantor and subject to the security constituted by the Mortgage on that Ship.

(b)	A Guarantor may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Guarantor.

22.6	Surveys

Each Guarantor shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required in writing by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

22.7	Inspection

Each Guarantor shall permit the Security Trustee (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

22.8	Prevention of and release from arrest

(a)	Each Guarantor shall, in respect of the Ship owned by it, promptly discharge when due and payable:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)
all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances, unless the same are being contested in good faith, adequate reserves have been established on the books of the Guarantor with respect thereto and there exists no danger of arrest or forfeiture of the Ship by reason of the non-payment thereof; and

(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

(b)
Each Guarantor shall, upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, procure its release within 14 days of such arrest or detention by providing bail or otherwise as the circumstances may require.

22.9	ISPS Code

Each Guarantor shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship’s compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for that Ship; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

22.10	Provision of information

Without prejudice to Clause 18.5 (Information: miscellaneous) each Guarantor shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it requests regarding:

(a)	that Ship, its employment, position and engagements;

(b)	the Earnings of that Ship and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager’s compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent’s request, provide copies of any current Charter relating to that Ship, of any current guarantee of any such Charter, the Ship’s Safety Management Certificate and any relevant Document of Compliance.

22.11	Notification of certain events

Each Guarantor shall, in respect of the Ship owned by it, immediately notify the Facility Agent by fax, confirmed forthwith by letter of:

(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Ship for hire;

(d)	any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not complied with;

(e)	any arrest or detention of that Ship, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

(f)	any Environmental Action made against that Guarantor or in connection with that Ship, or any Environmental Incident;

(g)	any claim for breach of the ISM Code or the ISPS Code being made against that Guarantor, an Approved Manager or otherwise in connection with that Ship; or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Guarantor shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Guarantor’s, any such Approved Manager’s or any other person’s response to any of those events or matters.

22.12	Restrictions on chartering, appointment of managers etc.

No Guarantor shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time or consecutive voyage Charter in respect of that Ship other than a Permitted Charter;

(c)	enter into any charter in relation to that Ship under which more than two months’ hire (or the equivalent) is payable in advance;

(d)	charter that Ship otherwise than on bona fide arm’s length terms at the time when that Ship is fixed;

(e)	de activate or lay up that Ship;

(f)
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $2,000,000 (or the equivalent in any other currency) other than any intended dry docking services for that Ship unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason;  or

(g)
appoint a manager of that Ship other than the Approved Manager or agree to any alteration to the terms of an Approved Manager’s appointment in any material respect other than upon such terms and conditions as the Facility Agent approves, acting with the authorization of the Majority Lenders, such approval and authorization not to be unreasonably withheld.

22.13	Notice of Mortgage

Each Guarantor shall keep the relevant Mortgage recorded against the Ship owned by it as a valid first preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Guarantor to the Security Trustee.

22.14	Sharing of Earnings

No Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings.  For the avoidance of doubt, any Guarantor may enter into Charters that allow for profit sharing.

23	Valuations

(a)	Subject to paragraph (b) below, the market value of a Ship at any date is that shown by a valuation prepared:

(i)	as at a date not more than 14 days previously;

(ii)	by one Approved Broker appointed by the Facility Agent;

(iii)	with or without physical inspection of that Ship (as the Facility Agent may require); and

(iv)	on the basis of a sale for prompt delivery for cash on normal commercial terms as between a willing seller and a willing buyer, free of any existing Charter.

(b)
If the Borrower is not satisfied with any such valuation, it shall immediately so notify the Facility Agent, and the Borrower shall have the right to select another of the Approved Brokers to provide an additional valuation of such Ship and the applicable valuation for purposes of this Agreement shall be the arithmetical mean of the two valuations.

23.2	Valuations binding

Any valuation under this Clause 23 (Valuations) shall be binding and conclusive as at the date of such valuation as regards the Borrower.

23.3	Provision of information

Each Obligor shall promptly provide the Facility Agent and any Approved Broker acting under this Clause 23 (Valuations) with any information which the Facility Agent or such Approved Brokers may request for the purposes of preparing a valuation of any Ship.

23.4	Provision of valuations

The Facility Agent shall be entitled to obtain a valuation of each of the Ships subject to a Mortgage in accordance with this Clause 23 (Valuations) once each Accounting Period and, in addition, at any time to enable the Facility Agent to determine the aggregate Fair Market Value of the Ships subject to a Mortgage for purposes of 20.4 (Sales, Etc. of Assets) and Clause 20.7 (Dividends).

23.5	Valuation Expenses

The Borrower shall, on demand, pay the Facility Agent the amount of fees and expenses of each Approved Broker instructed by the Facility Agent under this Clause 23 (Valuations) and all legal and other expenses incurred by the Facility Agent in connection with any matter arising out of this Clause 23 (Valuations).

24	OPERATING ACCOUNT, APPLICATION OF EARNINGS

24.1	Operating Account

(a)
The Borrower shall maintain the Operating Account with the Account Bank throughout the Security Period except as the Facility Agent, acting with the authorization of the Majority Lenders, may otherwise permit.

(b)
The Borrower shall not make any withdrawal from the Operating Account except, so long as no Event of Default shall have occurred and be continuing, any amount credited to the Operating Account shall be available to the Obligors to pay (i) Ship Operating Expenses (as defined in Clause 5.1 (Repayment of the Loan)), (ii) Voyage Expenses (as defined in Clause 5.1 (Repayment of the Loan)), (iii) reasonable expenses of special surveys, intermediate surveys and regulatory requirements applicable to the Ships, (iv) the principal amount of the Loan, Interest Charges (as defined in Clause 5.1 (Repayment of the Loan)) and any other amounts payable to the Finance Parties hereunder or under the other Finance Documents, (v) General & Administrative Expenses (as defined in Clause 5.1 (Repayment of the Loan)), as well as any other fees and expenses to which the Facility Agent may in its reasonable discretion agree from time to time, and (vi) any dividends or distributions permitted under Clause 20.7 (Dividends).

24.2	Payment of Earnings

Each Obligor shall ensure that subject only to the provisions of any relevant Assignment of Earnings, all the Earnings in respect of the Ship owned by it are paid in to the Operating Account.

25	EVENTS OF DEFAULT

25.1	General

Each of the events or circumstances set out in Clauses 25.2 to 25.13 of this Clause 25 (Events of Default) is an Event of Default.

25.2	Non-payment

The Borrower shall:

(a)	fail to pay any amount of principal of the Loan when due and payable; or

(b)	fail to pay any interest on the Loan, or the Borrower shall fail to make any other payment hereunder, in each case within 3 Business Days after the same becomes due and payable.

25.3	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor or the Parent Guarantor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made or confirmed.

25.4	Specific obligations

(a)
Any Obligor shall fail to perform or observe any term, covenant or agreement contained in Clause 18.2 (Financial statements), Clause 18.3 (Compliance Certificate), Clause 18.5 (Information: miscellaneous) or Clause 20 (Negative Undertakings) to be observed by it.

(b)
The Parent Guarantor shall fail to perform or observe any term, covenant or agreement in the Parent Guarantee to be observed by it and any such failure remains unremedied for a period in excess of 5 Business Days after written notice thereof shall have been given to the Parent Guarantor by the Facility Agent.

25.5	Other obligations

Any Obligor or the Parent Guarantor shall fail to perform or observe any other term, covenant or agreement contained in any Finance Document on its part to be performed or observed if such failure shall remain unremedied:

(a)	beyond the expiration of any applicable notice and/or grace period; or

(b)	if there is no applicable notice and/or grace period, for fifteen (15) days after written notice thereof shall have been given to the Borrower by the Facility Agent.

25.6	Cross default

(a)
Any Obligor or the Parent Guarantor shall fail to pay any principal of or premium or interest on any Debt which such Obligor or the Parent Guarantor is liable to pay, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt and the principal amount of all such aggregate unpaid Debt exceeds $2,000,000.

(b)
Any event (other than one specified in paragraph (a) above) shall occur or condition shall exist under any agreement or instrument relating to any Debt which any Obligor or the Parent Guarantor is liable to pay and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

25.7	Bankruptcy, Insolvency

(a)
Any Obligor or the Parent Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors.

(b)
Any proceeding shall be instituted by or against any Obligor or the Parent Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur.

(c)	Any Obligor or the Parent Guarantor shall take any corporate or company action to authorize any of the actions set forth in paragraph (a) or (b) above.

25.8	Impossibility, Unlawfulness

In the reasonable determination of the Majority Lenders, it becomes impossible or unlawful for any Obligor or the Parent Guarantor to fulfill any of the covenants and obligations required to be fulfilled as contained in any Finance Document or any of the instruments granting or creating rights in any of the Collateral in any material respect, or for any of the Finance Parties to exercise any of the rights or remedies vested in it under any Finance Document, any of the Collateral or any of such instruments in any material respect.

25.9	Judgments

Any judgment or order shall be rendered against any Obligor that is reasonably likely to result in a Material Adverse Effect with respect to such Obligor, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal.

25.10	Invalidity

Any material provision of any Finance Document after delivery thereof pursuant to Clause 3.1 (Conditions Precedent) shall for any reason cease to be valid and binding on or enforceable against any Obligor or the Parent Guarantor, or any such Obligor or the Parent Guarantor shall so state in writing.

25.11	Security imperilled

Any Finance Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create (i) in the case of any Mortgage, a valid first preferred mortgage under the Marshall Islands Maritime Act, 1990, as amended, or, if the Ship is not registered in the Marshall Islands, a valid first preferred or first statutory mortgage under the laws of the Approved Flag of such Ship, and (ii) in the case of any Assignment of Earnings or Assignment of Insurance, a valid and perfected first priority Security on the Collateral purported to be covered thereby.

25.12	Material Adverse Effect

Any event occurs which in the reasonable opinion of the Majority Lenders has a Material Adverse Effect on the Obligors taken as a whole.

25.13	Sanctions

(a)
Any of the Obligors, or any other member of the Group or any Affiliate of any of them becomes a Prohibited Person or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Prohibited Person or any of such persons becomes the owner or controller of a Prohibited Person;

(b)
Any proceeds of any Loan is made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise is, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions;  or

(c)	Any Obligor or other member of the Group or any Affiliate of any of them is not in compliance with all Sanctions.

25.14	Acceleration

On and at any time after an Event of Default shall occur and be continuing, the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower, declare the Loan, together with accrued interest, and all other amounts payable under the Finance Documents to be forthwith due and payable, whereupon the Loan, all such interest, and all such amounts shall become forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;  provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the US Bankruptcy Code, the Loan, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

25.15	Enforcement of security

On and at any time after an Event of Default shall occur and be continuing, the Security Trustee may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default that is continuing or any notice served under Clause 25.14 (Acceleration), the Security Trustee is entitled to take under any Finance Document or any applicable law or regulation.

SECTION 10

CHANGES TO PARTIES

26	CHANGES TO THE LENDERS

26.1	Assignments by the Lenders

Subject to this Clause 26 (Changes to the Lenders), a Lender (the “Existing Lender”) may assign or transfer all or any part of its rights and obligations under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

26.2	Conditions of assignment or transfer

(a)
The consent of the Borrower is required for an assignment by an Existing Lender in accordance with Clause 26.1 (Assignments by the Lenders), unless (i) the assignment is to another Lender or an Affiliate of a Lender, or (ii) an Event of Default has occurred and is continuing, in which case the Facility Agent shall notify the Borrower promptly following any such assignment or transfer.

(b)	The consent of the Borrower to an assignment by an Existing Lender shall not be unreasonably withheld.

(c)	An assignment will only be effective on:

(i)
receipt by the Facility Agent of an Assignment Agreement executed by the Existing Lender and New Lender confirming that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it were an Original Lender; and

(ii)
performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(d)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 11 (Tax Gross Up and Indemnities) or Clause 12 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(e)
Each New Lender, by executing the relevant Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

26.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $3,000.

26.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.5	Procedure for assignment

(a)
Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)

(i)
The Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Collateral expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Collateral); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

26.6	Copy of Assignment Agreement to Borrowers

The Facility Agent shall, as soon as reasonably practicable after it has executed an Assignment Agreement, send to the Borrower a copy of that Assignment Agreement.

26.7	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 26 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27	CHANGES TO THE OBLIGORS

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 11

THE FINANCE PARTIES

28	THE FACILITY AGENT

28.1	Appointment of the Facility Agent

(a)	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Duties of the Facility Agent

(a)	Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)	Without prejudice to Clause 26.6 (Copy of Assignment Agreement to Borrower), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties and the Borrower (if the Party giving such notice is not a member of the Group).

(e)
If the Facility Agent is aware of the non-payment of any principal, interest or other fee payable to a Finance Party (other than the Facility Agent or the Security Trustee) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

28.3	No fiduciary duties

(a)	The Facility Agent shall not have any duties or obligations to any person under the Finance Documents except to the extent that they are expressly set out in the Finance Documents.

(b)
The provisions of paragraph (a) above shall apply even if, notwithstanding and contrary to paragraph (a) above, any provision of this Agreement or any other Finance Document by operation of law has the effect of constituting the Facility Agent as a fiduciary.

(c)	Nothing in the Finance Documents constitutes the Facility Agent a trustee of any other person.

(d)	Neither of the Facility Agent or the Security Trustee shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.4	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 32.5 (Application of receipts; partial payments).

28.5	Business with the Group

The Facility Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

28.6	Rights and discretions of the Facility Agent

(a)	The Facility Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

28.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Facility Agent shall:

(i)
exercise any right, power, authority or discretion vested in it as Facility Agent in  accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)
The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Facility Agent shall not be obliged to take any action (or refrain from taking action) (even if it considers acting or not acting to be in the best interests of the Lenders).  The Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)
The Facility Agent is not authorised to act on behalf of any other Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This paragraph (e) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Collateral or Finance Documents creating Security in the Collateral.

28.8	Responsibility for documentation

The Facility Agent is not:

(a)
responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, an Obligor or any other person given in, or in connection with, any Finance Document;

(b)
responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into or made or executed in anticipation of, or in connection with, any Finance Document; or

(c)
responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.9	Exclusion of liability

(a)
Without limiting paragraph (b) below, the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document or the Collateral, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and each officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.3 (Third party rights).

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by it for that purpose.

(d)
Nothing in this Agreement shall oblige the Facility Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent.

28.10	Lenders’ indemnity to the Facility Agent

Each Lender shall (in proportion to its participation in the Loan) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

28.11	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)	Alternatively, the Facility Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)
The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28 (The Facility Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Facility Agent.  Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Facility Agent, replace the Facility Agent by appointing a successor Facility Agent.

(h)
The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(i)
The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent.  As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 33 (Set-Off) (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

(j)	Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(k)
The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)
the Facility Agent fails to respond to a request under Clause 11.6 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facility Agent pursuant to Clause 11.6 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrower and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(l)
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and  that Lender, by notice to the Facility Agent, requires it to resign.

28.12	Confidentiality

(a)
In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Facility Agent other than that division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c)
Notwithstanding any other provision of any Finance Document to the contrary neither of the Facility Agent or the Security Trustee is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

28.13	Relationship with the Lenders

(a)
The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formula).

(c)
Each Lender shall supply the Facility Agent with any information that the Security Trustee may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as Security Trustee.  Each Lender shall deal with the Security Trustee exclusively through the Facility Agent and shall not deal directly with the Security Trustee.

(d)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 34.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 34.2 (Addresses) and paragraph (a)(iii) of Clause 34.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.  Any person appointed in accordance with this paragraph (d) shall be subject to the same confidentiality obligations as the appointing Lender under this Agreement and the other Finance Documents.

28.14	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Collateral and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Collateral;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document or the Collateral, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)
the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to or the value or sufficiency of any part of the Collateral, or the existence or priority of any Security affecting the Collateral.

28.15	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.16	Deduction from amounts payable by the Facility Agent

If any Party owes an amount then due and payable to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.17	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or Security Trustee for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to any Obligor or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

29	THE SECURITY TRUSTEE

29.1	Trust

(a)
Each other Finance Party appoints the Security Trustee as trustee to hold legal title to the Collateral on trust for the Finance Parties on the terms contained in this Agreement, and the Security Trustee accepts such appointment and agrees to deal with the Collateral in accordance with this Clause 29 (The Security Trustee) and the other provisions of the Finance Documents.

(b)
Each of the parties to this Agreement agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Finance Documents (and no others shall be implied).

(c)
The Security Trustee shall not have any liability to any person in respect of its duties, obligations and responsibilities under this Agreement or the other Finance Documents except as expressly set out in paragraph (a) of Clause 29.1 (Trust) and as excluded or limited by this Clause 29 (The Security Trustee), including in particular Clause 29.7 (Instructions to Security Trustee and exercise of discretion), Clause 29.12 (Responsibility for documentation), Clause 29.13 (Exclusion of liability), Clause 29.15 (Lenders’ indemnity to the Security Trustee), Clause 29.22 (Business with the Group) and Clause 29.25 (Full freedom to enter into transactions).

29.2	No independent power

The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Collateral or to exercise any rights or powers arising under the Finance Documents in relation to the Collateral except through the Security Trustee.

29.3	Application of receipts

(a)
Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Trustee receives or recovers and which are, or are attributable to, Collateral (for the purposes of this Clause 29, the “Recoveries”) shall be transferred to the Facility Agent for application in accordance with Clause 32.5 (Application of receipts; partial payments).

(b)	Paragraph (a) above is without prejudice to the rights of the Security Trustee:

(i)	under Clause 13.2 (Other indemnities) to be indemnified out of the Collateral; and

(ii)	under any Finance Document to credit any moneys received or recovered by it to any suspense account.

(c)	Any transfer by the Security Trustee to the Facility Agent in accordance with paragraph (a) above shall be a good discharge, to the extent of that payment, by the Security Trustee.

(d)
The Security Trustee is under no obligation to make the payments to the Facility Agent under paragraph (a) of this Clause 29.3 (Application of receipts) in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

29.4	Deductions from receipts

(a)	Before transferring any moneys to the Facility Agent under Clause 29.3 (Application of receipts), the Security Trustee may, in its discretion:

(i)	deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Trustee and retain that sum for itself;

(ii)
set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(iii)
pay all Taxes which may be assessed against it in respect of any of the Collateral, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

(b)
For the purposes of paragraph (a)(i) above, if the Security Trustee has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

29.5	Prospective liabilities

Following realization of any of the Collateral, the Security Trustee may, so long as an Event of Default has occurred and is continuing, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 32.5 (Application of receipts; partial payments) in respect of:

(a)	any sum to the Security Trustee; and

(b)	any part of the Secured Liabilities,

that the Security Trustee or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

29.6	Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 32.5 (Application of receipts; partial payments) the Security Trustee may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) pending the payment  from time to time of those moneys in the Security Trustee’s discretion in accordance with the provisions of this Clause 29.6 (Investment of proceeds).

29.7	Instructions to Security Trustee and exercise of discretion

(a)
Subject to paragraph (d) below, the Security Trustee shall act in accordance with any instructions given to it by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) or, if so instructed by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)), refrain from exercising any right, power, authority or discretion vested in it as Security Trustee and shall be entitled to assume that:

(i)
any instructions received by it from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)
The Security Trustee shall be entitled to request instructions, or clarification of any direction, from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it.

(c)
Any instructions given to the Security Trustee by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) shall override any conflicting instructions given by any other Party.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Trustee to act in a specified manner or to take a specified action;

(iii)
in respect of any provision which protects the Security Trustee’s own position in its personal capacity as opposed to its role of Security Trustee for the Finance Parties including, without limitation, the provisions set out in Clauses 29.9 (Security Trustee’s discretions) to Clause 29.25 (Full freedom to enter into transactions); and

(iv)	in respect of the exercise of the Security Trustee’s discretion to exercise a right, power or authority under any of Clause 29.4 (Deductions from receipts) and Clause 29.5 (Prospective liabilities).

29.8	Security Trustee’s Actions

Without prejudice to the provisions of Clause 29.3 (Application of receipts), the Security Trustee may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

29.9	Security Trustee’s discretions

(a)	The Security Trustee may:

(i)
assume (unless it has received actual notice to the contrary from the Facility Agent) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(ii)	assume that any notice or request made by any Obligor (other than a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors;

(iii)
if it receives any instructions or directions to take any action in relation to the Collateral, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(iv)
engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Trustee or by any other Finance Party) whose advice or services may at any time seem necessary, expedient or desirable;

(v)	act in relation to the Finance Documents through its personnel and agents;

(vi)	disclose to any other Party any information it reasonably believes it has received as Security Trustee under this Agreement;

(vii)
rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Finance Party or an Obligor, upon a certificate signed by or on behalf of that person; and

(viii)
refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

(b)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

29.10	Security Trustee’s obligations

The Security Trustee shall promptly:

(a)	copy to the Facility Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(b)
forward to a Party the original or a copy of any document which is delivered to the Security Trustee for that Party by any other Party, provided that, except where a Finance Document expressly provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; and

(c)
inform the Facility Agent of the occurrence of any Default or any default by a Debtor in the due performance of or compliance with its obligations under any Finance Document of which the Security Trustee has received notice from any other party to this Agreement.

29.11	Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee shall not:

(a)	be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)
be bound to disclose to any other person (including but not limited to any Finance Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;  or

(d)	have or be deemed to have any relationship of trust or agency with, any Obligor.

29.12	Responsibility for documentation

The Security Trustee shall not accept responsibility or be liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Trustee or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Collateral;

(c)
any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Collateral or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(d)
the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Collateral or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Collateral unless directly caused by its gross negligence or wilful misconduct; or

(e)	any shortfall which arises on the enforcement or realization of the Collateral.

29.13	Exclusion of liability

(a)
Without limiting Clause 29.14 (No proceedings), the Security Trustee will not be liable for any action taken by it or not taken by it under or in connection with any Finance Document or the Collateral, unless directly caused by its gross negligence or wilful misconduct.

(b)
The Security Trustee will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by it for that purpose.

(c)
Nothing in this Agreement shall oblige the Security Trustee to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Security Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Trustee.

29.14	No proceedings

No Party (other than the Security Trustee) may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Collateral and any officer, employee or agent of the Security Trustee may rely on this Clause subject to Clause 1.3 (Third party rights).

29.15	Lenders’ indemnity to the Security Trustee

Each Lender shall (in proportion to its participation in the Loan) indemnify the Security Trustee, within three Business Days of demand, against any cost, loss or liability incurred by it (otherwise than by reason of the Security Trustee’s gross negligence or wilful misconduct) in acting as Security Trustee under the Finance Documents (unless the Security Trustee has been reimbursed by an Obligor pursuant to a Finance Document).

29.16	Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Collateral and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Collateral;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Collateral, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Collateral;

(d)
the adequacy, accuracy and/or completeness of any information provided by the Security Trustee or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Collateral, or the existence or the priority of any Security affecting the Collateral;

and each Finance Party warrants to the Security Trustee that it has not relied on and will not at any time rely on the Security Trustee in respect of any of these matters.

29.17	No responsibility to perfect Security

The Security Trustee shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Collateral;

(b)	obtain any license, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Collateral;

(c)
register, file or record or otherwise protect any Security in any of the Collateral (or the priority thereof) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents;

(d)
take, or to require any of the Obligors to take, any steps to perfect its title to any of the Collateral or to render Finance Documents effective or to secure the creation of any Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Finance Documents.

29.18	Insurance by Security Trustee

(a)
The Security Trustee shall not be under any obligation to insure any of the Collateral, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents.  The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)
Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Facility Agent shall have requested it to do so in writing and the Security Trustee shall have failed to do so within 14 days after receipt of that request.

29.19	Custodians and nominees

The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

29.20	Acceptance of title

The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors may have to any of the Collateral and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

29.21	Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Trustee may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

29.22	Business with the Group

The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

29.23	Winding up of trust

If (i) the Secured Liabilities under the Finance Documents have been indefeasibly, unconditionally and irrevocably paid and discharged in full and the Borrower has no further commitment, obligation or liability (actual or contingent) under or pursuant to the Finance Documents other than as required pursuant to Clause 13.2 (Other indemnities) and (ii) none of the Finance Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents:

(a)
the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the rights of the Security Trustee under each of the Finance Documents creating Security in the Collateral; and

(b)
any Retiring Security Trustee shall release, without recourse or warranty, all of its rights under each of the Finance Documents creating Security in the Collateral and do such further acts as the Borrower may reasonably request for the purpose of effecting such release.

29.24	Trustee division separate

(a)
In acting as trustee for the Finance Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)
If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

29.25	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Security Trustee shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or Security Trustee for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to any Obligor or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Security Trustee shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

29.26	Resignation of the Security Trustee

(a)	The Security Trustee may resign and appoint one of its Affiliates as successor by giving notice to the Obligors and each Finance Party.

(b)	Alternatively the Security Trustee may resign by giving notice to the other Parties in which case the Majority Lenders may appoint a successor Security Trustee.

(c)
If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Trustee (after consultation with the Facility Agent) may appoint a successor Security Trustee.

(d)
The retiring Security Trustee (the “Retiring Security Trustee”) shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents.

(e)
The Security Trustee’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer, by way of a document expressed as a deed, of all of the Collateral to that successor.

(f)
Upon the appointment of a successor, the Retiring Security Trustee shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 29.23 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Trustee, remain entitled to the benefit of Clause 29 (The Security Trustee), Clause 13.2 (Other indemnities), Clause 29.15 (Lenders’ indemnity to the Security Trustee) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Security Trustee.  Its successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if that successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above.  In this event, the Security Trustee shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

(h)	The consent of any Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Trustee.

29.27	Delegation

(a)
The Security Trustee may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Trustee may, in its discretion, think fit in the interests of the Finance Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

30	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 32 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.5 (Application of receipts; partial payments).

31.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 32.5 (Application of receipts; partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3	Recovering Finance Party ‘s rights

On a distribution by the Facility Agent under Clause 31.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

31.5	Exceptions

(a)
This Clause 31 (Sharing Among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 12

ADMINISTRATION

32	PAYMENT MECHANICS

32.1	Payments to the Facility Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account with such bank as the Facility Agent reasonably specifies.

32.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

32.3	Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

32.5	Application of receipts; partial payments

(a)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent or the Security Trustee under the Finance Documents;

(ii)	secondly, in or towards payment of any accrued interest and fees due but unpaid to the Lenders under this Agreement;

(iii)	thirdly, in or towards payment of any principal due but unpaid to the Lenders under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (b)(ii) to (b)(iv) above.

(c)
Any sums received or recovered by any Finance Party under or by virtue of the Finance Documents in excess of the amounts then due and payable by an Obligor under the Finance Document shall be paid to the Borrower or to whomsoever may be entitled thereto.

32.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.7	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred unless otherwise agreed by the party receiving such payment.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

33	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34	NOTICES

34.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

34.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of any Obligor, that specified in Schedule 1 (The Parties);

(b)
in the case of each Lender, that specified in Part B of Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Part C of Schedule 1 (The Parties); and

(d)	in the case of the Security Trustee, that specified in Part C of Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

34.4	Notification of address and fax number

(a)
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 34.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

34.5	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)
Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

34.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35	CALCULATIONS AND CERTIFICATES

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

36	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents.  No election to affirm any of the Finance Documents on the part of a Finance Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

38	AMENDMENTS AND WAIVERS

38.1	Required consents

(a)
Subject to Clause 38.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38 (Amendments and Waivers).

38.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	a postponement to or extension of the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Applicable Margin or the amount of any payment of principal, interest or fee payable;

(iv)	a change to any Obligor;

(v)	any provision which expressly requires the consent of all the Lenders;

(vi)	this Clause 38 (Amendments and Waivers);

(vii)
any release of, or material variation to, any Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Security in the Collateral or any part thereof as it relates to a disposal of an asset expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(viii)	the nature or scope of the guarantees and indemnities granted under Clause 16 (Guarantee and Indemnity – Subsidiaries), unless:

(A)	permitted under any Finance Document; or

(B)	relating to a sale or disposal of an asset which is part of the Collateral where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; or

(ix)	the manner in which the proceeds of enforcement of Security in any of the Collateral are distributed;

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of a Servicing Party (each in their capacity as such) may not be effected without the consent of that Servicing Party.

39	CONFIDENTIALITY

39.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and the degree of care that would apply to its own confidential information.

39.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)
to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors and partners such Confidential Information as that Finance Party shall in its reasonable judgment consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 28.13 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances, directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.7 (Security over Lenders’ rights);

(viii)	who is a Party, a member of the Group or any related entity of an Obligor; or

(ix)	with the prior written consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall reasonably consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking;

(B)
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the reasonable opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a Confidentiality Undertaking or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party.

39.3	Entire agreement

This Clause 39 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

39.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

39.5	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower promptly:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) and (b)(vi) of Clause 39.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39 (Confidentiality).

39.6	Continuing obligations

The obligations in this 39 (Confidentiality) are continuing and , in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

40	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

41	ENTIRE AGREEMENT

This Agreement and the Schedules and Exhibits hereto embody the entire agreement between the Parties relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to such subject matter.

SECTION 13

GOVERNING LAW AND ENFORCEMENT

43	GOVERNING LAW

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

44	ENFORCEMENT

44.1	Jurisdiction

(a)
Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Obligor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each Obligor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Subject to the foregoing and to paragraph (b) below, nothing in this Agreement shall affect any right that any Party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other Party hereto in the courts of any jurisdiction.

(b)
Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to itself or its property.

44.2	Service of process

Each Obligor agrees that service of process may be made on it by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to its address specified in Clause 34.2 (Addresses), or by any other method of service provided for under the applicable laws in effect in the State of New York.

44.3	Waiver of Jury Trial

EACH OF THE OBLIGORS AND THE FINANCE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE FINANCE DOCUMENTS, THE LOAN OR THE ACTIONS OF THE FINANCE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

This Agreement has been entered into as of the date stated at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES

PART A

THE OBLIGORS

Name of Borrower	Place of Incorporation	Registration number	Address for Communication

DHT Maritime, Inc.	Marshall Islands	14377	Clarendon House 2 Church Street Hamilton HM 11, Bermuda Attention: Eirik Ubøe, Treasurer Facsimile: +1 (441) 298-7800

Name of Guarantor	Place of Incorporation	Registration number	Address for Communication

Ann Tanker Corporation	Marshall Islands	15267	Same as above

Cathy Tanker Corporation	Marshall Islands	15268	Same as above

Chris Tanker Corporation	Marshall Islands	15270	Same as above

London Tanker Corporation	Marshall Islands	25828	Same as above

Newcastle Tanker Corporation	Marshall Islands	25461	Same as above

Regal Unity Tanker Corporation	Marshall Islands	15269	Same as above

Sophie Tanker Corporation	Marshall Islands	15272	Same as above

SCHEDULE 1

THE PARTIES

PART B

THE ORIGINAL LENDER

Name of Original Lender The Royal Bank of Scotland plc	Address for Communication Shipping 1 Princes Street London EC2R 8PB United Kingdom Attention: Christopher Patrick Facsimile: +44 207 106 6550

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication
The Royal Bank of Scotland plc	Shipping Princes Street London EC2R 8PB United Kingdom Attention: Christopher Patrick Facsimile: +44 207 106 6550

Name of Security Trustee	Address for Communication

The Royal Bank of Scotland plc	Shipping Princes Street London EC2R 8PB United Kingdom Attention: Christopher Patrick Facsimile: +44 207 106 6550

SCHEDULE 2

CONDITIONS PRECEDENT

1	Obligors

1.1	A copy of the constitutional documents of each Obligor and the Parent Guarantor.

1.2	A copy of a resolution of the board of directors of each Obligor and the Parent Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3
A copy of a resolution signed by the holder of the outstanding shares in each Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Guarantor is a party.

1.4	A certificate issued by the appropriate authority in the jurisdiction of incorporation of each Obligor and the Parent Guarantor confirming its valid existence in goodstanding in such jurisdiction.

1.5	A written confirmation from the Borrower as to which individuals are authorized to execute and deliver Selection Notices.

2	Finance Documents and Security

2.1	A duly executed original of:

(a)	this Agreement,

(b)	the Parent Guarantee;

(c)	if requested by a Lender, a Note in form appropriate for such Lender;

(d)	a Mortgage on each Ship;

(e)	an Assignment of Earnings for each Ship;

(f)	an Assignment of Insurances for each Ship;

(g)	an Approved Manager’s Undertaking for each Ship; and

(h)	the Accounts Security.

3	Ship and other security

Documentary evidence that each Ship:

(a)
(i) is definitively and permanently registered in the name of the relevant Guarantor under the Marshall Islands Flag and that the relevant Mortgage has been duly recorded against it in accordance with the law of the Marshall Islands and (ii) is in the absolute and unencumbered ownership of the relevant Guarantor except as contemplated by the Finance Documents; and

(b)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

3.1
copies of the relevant Approved Manager’s Document of Compliance and of its Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to it including without limitation an ISSC.

4	Legal opinions

(a)
A favorable opinion of counsel for the Obligors in respect of the Finance Documents and as to such other matters as the Facility Agent may reasonably request addressed to the Finance Partners in form and substance satisfactory to the Facility Agent.

(b)
A favorable opinion of Messrs. Watson, Farley & Williams (New York) LLP, counsel to the Facility Agent and the Security Trustee, addressed to the Finance Parties in form and substance satisfactory to the Facility Agent.

5	Other documents and evidence

5.1	Evidence that the fee, costs and expenses then due from the Borrower pursuant to Clause 10 (Fee) and Clause 15 (Costs and Expenses) have been paid or will be paid by the Effective Date.

5.2
Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

SCHEDULE 3

SELECTION NOTICE

From:       DHT Maritime, Inc.

To:           The Royal Bank of Scotland plc, as Facility Agent

Dated:     [●]

Dear Sirs

DHT Maritime, Inc. – Amended and Restated Credit Agreement  dated as of April 29, 2013
(the “Agreement”)

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We request that the next Interest Period for the Loan be [●].

3	This Selection Notice is irrevocable.

DHT MARITIME, INC.

By:
Name:
Title:

SCHEDULE 4

MANDATORY COST FORMULA

1
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Conduct Authority and/or the Prudential Regulation Authority (or, in any case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the Loan) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in the Loan made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

E x 0.01% per annum
         300

Where:

E
is designed to compensate Lenders for amounts payable under all the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

“Fees Rules” means the rules on periodic fees contained in the Financial Conduct Authority Fees Manual or the Prudential Regulation Authority Fees Manual (as the case may be) or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

“Fee Tariffs” means the fee tariffs specified in the relevant Fees Rules under the activity group A.l Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the relevant Fees Rules but taking into account any applicable discount rate); and

“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the relevant Fees Rules.

6
If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Conduct Authority or the Prudential Regulation Authority (as the case may be), supply to the Facility Agent, the aggregate of rates of charge payable by that Reference Bank to each of the Financial Conduct Authority and the Prudential Regulation Authority pursuant to the relevant Fees Rules in respect of the relevant financial year of the Financial Conduct Authority or the Prudential Regulation Authority (as the case may be) (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of each Tariff Base of that Reference Bank.

7
Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)           any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

8
The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9
The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10
The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11
Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12
The Facility Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Conduct Authority, the Prudential Regulation Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:           The Royal Bank of Scotland plc as Facility Agent

From:       [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

DHT Maritime, Inc. - Amended and Restated Credit Agreement dated as of April 29, 2013
(the “Agreement”)

1
We refer to the Agreement.  This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 26.5 (Procedure for assignment):

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Collateral which correspond to that portion of the Existing Lender’s participation in the Loan under the Agreement as specified in the Schedule attached hereto.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s participation in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3	The proposed Transfer Date is [●].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 26.4 (Limitation of responsibility of Existing Lenders).

7
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 26.6 (Copy of Assignment Agreement to Borrower), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]
By: ___________________________ Name: Title:	By: ___________________________ Name: Title:

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

THE ROYAL BANK OF SCOTLAND PLC, as Facility Agent

By: ___________________________
Name:
Title:

SCHEDULE 6

FORM OF CONFIDENTIALITY UNDERTAKING

To:          [Existing Lender/Existing Lender’s Agent/Broker]

From:	[Potential Purchaser/Purchaser’s agent/broker]

Dated:    [●]

DHT Maritime, Inc. – Amended and Restated Credit Agreement
dated as of April 29, 2013 (the “Agreement”)

Dear Sirs:

We are considering [acquiring]1 [arranging the acquisition of]2 an interest in the Agreement (the “Acquisition”).  In consideration of you agreeing to make available to us certain information, by our signature of this letter we agree as follows (acknowledged and agreed by you by your signature of a copy of this letter):

1           Confidentiality Undertaking

We undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and the degree of care that would apply to our own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, and (c) to use our best efforts to ensure that any person to whom we pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)]3 below) acknowledges and complies with the provisions of this letter as if that person were also a party to it.

2           Permitted Disclosure

You agree that we may disclose Confidential Information:

(a)
to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

(b)	[subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to us in equivalent form to this letter;]2

[(b/c)]3
subject to the requirements of the Agreement, to any person to (or through) whom we assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which we may acquire under the Agreement or with (or through) whom we enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group in each case so long as that person has delivered a letter to us in equivalent form to this letter; and

1    Delete if potential purchaser is acting as broker or agent.
2    Delete if potential purchaser is acting as principal.
3    Delete as applicable.

[(c/d)]3
(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3           Notification of Required or Unauthorized Disclosure

We agree (to the extent permitted by law and except where disclosure is to be made to any competent supervisory or regulatory body during the ordinary course of its supervisory or regulatory function over us) to promptly inform you of the full circumstances of any disclosure under paragraph 2[(c)/(d)]3 or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4           Return of Copies

If you so request in writing, we shall return all Confidential Information supplied by you to us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by us and use our best efforts to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, in which case we shall promptly notify you of such retention, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)]3 above.

5           Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us.  Notwithstanding the previous sentence, the obligations in this letter shall cease on the earlier of (a) the date we become a party to or otherwise acquire (by assignment, sub-participation or otherwise) an interest, direct or indirect, in the Agreement [and] (b) 12 months after we have returned all Confidential Information supplied to us by you and destroyed or permanently erased (to the extent technically practicable) all copies of Confidential Information made by us (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed) [and (c) in any event [●] months from the date of this letter].

6           No Representation; Consequences of Breach, etc.

We acknowledge and agree that:

(a)
neither you, [nor your principal]4 nor any member of the Group nor any of your or their respective officers, directors, employees, agents or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by you or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by you or be otherwise liable to us or any other person in respect to the Confidential Information or any such information; and

(b)
you [or your principal]4 or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by us.

7           No Waiver; Amendments, etc.

This letter sets out the full extent of our obligations of confidentiality owed to you in relation to the information that is the subject of this letter.  No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder.  The terms of this letter and our obligations hereunder may only be amended or modified by written agreement between us.

8           Inside Information

We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and we undertake not to use any Confidential Information for any unlawful purpose.

9           Nature of Undertakings

The undertakings given by us under this letter are given to you and (without implying any fiduciary obligations on your part) are also given for the benefit of [your principal,]4 the Borrower and each other member of the Group.

10           Third Party Rights

4    Delete if letter is addressed to the Existing Lender rather than the Existing Lender’s broker or agent.

(a)	Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right to enforce or to enjoy the benefit of any term of this letter.

(b)	The Relevant Persons may enjoy the benefit of and rely on the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10.

(c)	The parties to this letter do not require the consent of the Relevant Persons to rescind or vary this letter at any time.

11           Governing Law and Jurisdiction

(a)	This letter (including the agreement constituted by your acknowledgment of its terms) shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)
The parties submit to the non-exclusive jurisdiction of any New York State Court or Federal Court of the United States of America sitting in New York City in any action or proceeding arising out of or relating to this letter.

12           Definitions

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means any information relating to the Borrower, the Group, the Finance Documents and/or the Acquisition provided to us by you or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us thereafter, other than from a source which is connected with the Group and which, in either case, as far as we are aware, has not been obtained in violation or breach of, and is not otherwise subject to, any obligation of confidentiality.

“Permitted Purpose” means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of]2 considering and evaluating whether to enter into the Acquisition.

“Purchaser Group” means us and any other person that, directly or indirectly, controls, is controlled by or is under common control with us or is a director or officer of us or such person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, direct or indirect, of the power to vote 50% or more of the voting stock, membership or partnership interests, or other similar interests of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of voting stock, membership or partnership interests, or other similar interests, by contract or otherwise.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Very Truly Yours,

[POTENTIAL PURCHASER/PURCHASER'S AGENT/BROKER]

By:
Name:
Title

To:           [Potential Purchaser/Purchaser’s Agent/Broker]
We acknowledge and agree to the above:

[EXISTING LENDER/EXISTING LENDER'S AGENT/BROKER]

By:
Name:
Title:

SCHEDULE 7

DETAILS OF THE SHIPS

Ship name	Name of the Guarantor	Official No.	Approved Classification Society
DHT ANN	Ann Tanker Corporation	1560	Lloyd’s Register of Shipping

DHT CATHY	Cathy Tanker Corporation	1836	American Bureau of Shipping

DHT CHRIS	Chris Tanker Corporation	1594	Lloyd’s Register of Shipping

DHT REGAL	Regal Unity Tanker Corporation	1146	American Bureau of Shipping

DHT SOPHIE	Sophie Tanker Corporation	1835	American Bureau of Shipping

DHT TARGET	Newcastle Tanker Corporation	3037	American Bureau of Shipping

DHT TRADER	London Tanker Corporation	3053	Det Norske Veritas

SCHEDULE 8

TIMETABLES

Delivery of a Selection Notice (Clause 8.1 (Selection of Interest Periods))	Not later than 11:00 a.m. (New York City time) 3 Business Days before the expiry of the preceding Interest Period (Clause 8.1 (Selection of Interest Periods))
LIBOR is fixed	Quotation Day as of 11:00 a.m. London time

EXHIBIT A

FORM OF APPROVED MANAGER’S UNDERTAKING

[Date]

The Royal Bank of Scotland plc, as Facility Agent
Shipping Business Centre
1 Princes Street
London EC2R 8PB
United Kingdom

Attention: Ship Finance Portfolio Management Team

Dear Sirs:

[●] (the “Owner”)

We refer to that certain Amended and Restated Credit Agreement dated as of April [●], 2013 (as the same may be further amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) by and among (i) DHT Maritime, Inc., as Borrower , (ii) the Owner and the other corporations described therein, as Guarantors, and (iii) The Royal Bank of Scotland plc, as Original Lender (as defined therein), Facility Agent (in such capacity, the “Facility Agent”) and Security Trustee (in such capacity, the “Security Trustee”).

We hereby confirm that we have been appointed as the manager of the Marshall Islands flag vessel [●] (the “Vessel”), Official No. [●], pursuant to a management agreement dated as of [●] (the “Management Agreement”), between the Owner and ourselves. We hereby represent and warrant that the copy of the Management Agreement attached hereto is a true and complete copy of the Management Agreement, and that there have been no amendments or variations thereto or defaults thereunder by us or, to the best of our knowledge and belief, the Owner.

In consideration of the Facility Agent granting its approval to our continuing appointment as manager of the Vessel, we hereby irrevocably and unconditionally undertake with the Facility Agent as follows that:

(a)
all claims of whatsoever nature which we have or may at any time hereafter have against or in connection with the Vessel, its earnings, insurances or requisition compensation, or against the Owner, shall rank after and be in all respects subordinate to all of the rights and claims of the Security Trustee against such property or persons; provided, however, so long as no Event of Default (as defined in the Credit Agreement) shall have occurred or be continuing, any amount due to us under the Management Agreement may be paid by the Owner;

(b)
we shall not institute any legal or quasi-legal proceedings under any jurisdiction at any time hereafter against the Vessel, its earnings, insurances or requisition compensation, or against the Owner in any capacity without the Facility Agent’s express, prior written consent;

(c)
we shall not compete with the Facility Agent or any other Finance Party (as defined in the Credit Agreement) in a liquidation or other winding-up or bankruptcy of the Owner or in any proceedings in connection with the Vessel or its earnings, insurances or requisition compensation;

(d)
we shall, upon the Facility Agent’s first written request, deliver to the Facility Agent all documents of whatever nature held by us or any sub-manager appointed by us in connection with the Owner or the Vessel, its earnings, insurances or requisition compensation;

(e)
we shall not do, or omit to do, or cause anything to be done or omitted, which might be contrary to or incompatible with the obligations undertaken by the Owner under the Credit Agreement and the other Finance Documents (as defined in the Credit Agreement);

(f)
we shall not agree or purport to agree to any material amendment or variation or termination of the Management Agreement without the prior written consent of the Facility Agent, except where the amendment or variation is required to comply with applicable laws or regulations;

(g)
we shall procure that any sub-manager appointed by us will, on or before the date of such appointment, enter into an undertaking in favor of the Facility Agent in substantially the same form as this letter;

(h)	we shall advise the Facility Agent in writing prior to our ceasing to be the manager of the Vessel; and

(i)	we shall immediately advise the Facility Agent in writing if the Vessel’s Safety Management Certificate is withdrawn.

Upon satisfaction of the indebtedness of the Owner to the Finance Parties under the Credit Agreement, our obligations hereunder shall terminate.

The provisions of this letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Any legal action or proceeding with respect to this letter may be brought in any New York State court or Federal court of the United States of America sitting in New York City and any appellate court from any thereof or such other courts having jurisdiction over such action or proceeding as the Lender may select. By execution and delivery of this letter and for the exclusive benefit of the Lender, we irrevocably and generally and unconditionally accept the jurisdiction of such courts.

[●]

By:
Name:
Title:

2

EXHIBIT B

FORM OF AMENDED AND RESTATED ASSIGNMENT OF EARNINGS

[NAME OF SHIP]

THIS AMENDED AND RESTATED ASSIGNMENT OF EARNINGS dated April ____, 2013 (this “Assignment”) is made by [NAME OF GUARANTOR], a Marshall Islands corporation (the “Assignor”), in favor of THE ROYAL BANK OF SCOTLAND PLC as Security Trustee (the “Assignee”).

PRELIMINARY STATEMENTS

WHEREAS, pursuant to a Credit Agreement dated as of October 11, 2005 as amended by Amendment No. 1 dated November 29, 2007 (the “Original Credit Agreement”) by and among (i) DHT Maritime, Inc. (formerly named Double Hull Tankers, Inc.), a Marshall Islands corporation, as Borrower (the “Borrower”), (ii) the Assignor and the other corporations described therein as Guarantors and (iii) The Royal Bank of Scotland plc, as Lender (the “Original Lender”), the Assignor made an Assignment of Earnings dated [October 18, 2005]1 (the “Original Assignment”) in favor of the Original Lender in respect of the Marshall Islands registered motor vessel [NAME OF SHIP], Official Number [●] (the “Vessel”);

WHEREAS, the Borrower, the Assignor and the other corporations described therein as Guarantors, and The Royal Bank of Scotland plc, as Original Lender, Facility Agent and Security Trustee (each as defined therein), have entered into an Amended and Restated Credit Agreement dated as of April [●], 2013 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) upon the terms and conditions of which the parties thereto agreed to amend and restate the Original Credit Agreement in its entirety in accordance with the terms and conditions set forth in the Credit Agreement;

WHEREAS, it is a condition to the obligation of the Lenders under the Credit Agreement (and as defined therein) to maintain the Loan (as defined in the Credit Agreement) that the Assignor shall have executed and delivered to the Assignee this amendment and restatement of the Original Assignment;

NOW, THEREFORE, in consideration of the foregoing, (i) the Original Lender hereby transfers and assigns, absolutely sets over and delivers to the Assignee, all right, title and interest of the “Assignee” under the Original Assignment, and (ii) the Original Assignment is amended and restated in its entirety as follows:

The Assignor has sold, assigned, transferred and set over and by this instrument does sell, assign, transfer and set over, unto the Assignee, and unto the Assignee’s successors and assigns, to its and its successors’ and assigns’ own proper use and benefit, and, as collateral security for its indebtedness to the Assignee now or hereafter existing under the Credit Agreement referred to below and the other Finance Documents described and defined therein, does hereby grant the Assignee a security interest in, all of the Assignor’s right, title and interest in and to (i) all freights, hire and any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the ownership and operation by the Assignor or its agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, arising out of the breach of any and all present and future charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, mail and/or passengers, and operations of every kind whatsoever of the Vessel and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Assignor, its successors or assigns, arising out of or in any way connected with the present or future use, operation or management of the Vessel or arising out of or in any way connected with any and all present and future requisitions, charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, mail and/or passengers, and other operations of the Vessel, including, if and whenever the Vessel is employed on terms whereby any or all of such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel, (iii) all moneys and claims due and to become due to the Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel, and (iv) any proceeds of any of the foregoing.

1 December 4, 2007 for DHT TARGET and January 28, 2008 for DHT TRADER.

Upon satisfaction of all indebtedness of the Assignor to the Finance Parties (as defined in the Credit Agreement) secured by this Assignment, the Assignee will, at the request and cost of the Assignor, release the collateral assigned hereby and terminate this Assignment.

The Assignor covenants that it will have all of the freights and other moneys hereby assigned promptly paid over to the Operating Account (as defined in the Credit Agreement) and that the Assignor will, whenever requested by the Assignee, write letters to each of the Assignor’s agents and representatives into whose hands or control may come any earnings and moneys hereby assigned, informing each such addressee of this Assignment and instructing such addressee to remit promptly to such Operating Account all earnings and moneys hereby assigned which may come into the addressee’s hands or control and to continue to make such remittances until such time as the addressee may receive written notice or instructions to the contrary direct from the Assignee. The Assignor further covenants to exercise its best efforts to cause each such addressee to acknowledge directly to the Assignee receipt of the Assignor’s letter of notification and instructions.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignee shall have no obligation or liability under any charter or contract of affreightment by reason of or arising out of this Assignment nor shall the Assignee be required or obligated in any manner to perform or to fulfill any obligations of the Assignor under or pursuant to any charter or contract of affreightment nor to make any payment nor to make any inquiry as to the nature or sufficiency of any payment received by the Assignee nor to present or file any claim, nor to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor’s true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence and continuance of any Event of Default (as defined in the Credit Agreement), to ask, require, demand, receive, compound and give acquittance for any and all moneys, claims, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

2

The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

The Assignor does hereby warrant and represent that neither the whole nor any part of the right, title and interest hereby assigned are the subject of any present assignment or pledge, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, the Assignor will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and the Assignor will not take or omit to take any action, the taking or omission of which might result in any alteration or impairment of said rights or this Assignment.

This Assignment shall be governed by the laws of the State of New York and may not be amended or changed except by an instrument in writing signed by the party against whom enforcement is sought.

The Assignor hereby authorizes the Assignee to file Financing Statements (Form UCC-1) and amendments thereto as provided in Article 9 of the Uniform Commercial Code.

IN WITNESS WHEREOF the Assignor has caused this Amended and Restated Assignment of Earnings to be duly executed on the day and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

ACCEPTED AND AGREED:

THE ROYAL BANK OF SCOTLAND PLC,
as Original Lender and Security Trustee

By:    _______________________________
Name:
Title:

3

EXHIBIT C

FORM OF AMENDED AND RESTATED ASSIGNMENT OF INSURANCES

[NAME OF VESSEL]

THIS AMENDED AND RESTATED ASSIGNMENT OF INSURANCES dated April ____, 2013 (this “Assignment”) is made by [NAME OF GUARANTOR], a Marshall Islands corporation (the “Assignor”), in favor of THE ROYAL BANK OF SCOTLAND PLC as Security Trustee (the “Assignee”).

PRELIMINARY STATEMENTS

WHEREAS, pursuant to a Credit Agreement dated as of October 11, 2005 as amended by an Amendment No. 1 dated November 29, 2007 (the “Original Credit Agreement”) by and among (i) DHT Maritime, Inc. (formerly named Double Hull Tankers, Inc.), a Marshall Islands corporation, as Borrower (the “Borrower”), (ii) the Assignor and the other corporations described therein as Guarantors and (iii) The Royal Bank of Scotland plc, as Lender (the “Original Lender”), the Assignor made an Assignment of Earnings dated [October 18, 2005]1 (the “Original Assignment”) in favor of the Original Lender in respect of the Marshall Islands registered motor vessel [NAME OF SHIP], Official Number [●] (the “Vessel”);

WHEREAS, the Borrower, the Assignor and the other corporations described therein as Guarantors and The Royal Bank of Scotland plc, as Original Lender, Facility Agent and Security Trustee (each as defined therein), have entered into an Amended and Restated Credit Agreement dated as of April [●], 2013 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) upon the terms and conditions of which the parties thereto agreed to amend and restate the Original Credit Agreement in its entirety in accordance with the terms and conditions set forth in the Credit Agreement;

WHEREAS, it is a condition to the obligation of the Lenders under the Credit Agreement (and as defined therein) to maintain the Loan (as defined in the Credit Agreement) that the Assignor shall have executed and delivered to the Assignee this amendment and restatement of the Original Assignment;

NOW, THEREFORE, in consideration of the foregoing, (i) the Original Lender hereby transfers and assigns, absolutely sets over and delivers to the Assignee, all right, title and interest of the “Assignee” under the Original Assignment, and (ii) the Original Assignment is amended and restated in its entirety as follows:

The Assignor has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto the Assignee, mortgagee of the Vessel, and unto the Assignee’s successors and assigns, to it and its successors’ and assigns’ own proper use and benefit, and, as collateral security for its indebtedness to the Assignee now or hereafter existing under the Credit Agreement referred to below and the other Finance Documents described and defined therein, does hereby grant the Assignee a security interest in, all right, title and interest of the Assignor under, in and to (i) all insurances (including, without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs) in respect of the Vessel, her earnings or otherwise in relation to the Vessel, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said insurances, (iii) all other rights of the Assignor under or in respect of said insurances, and (iv) any proceeds of any of the foregoing.

1 December 4, 2007 for DHT TARGET and January 28, 2008 for DHT TRADER.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under said insurances by reason of or arising out of this Assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

Upon satisfaction of all indebtedness of the Assignor to the Finance Parties (as defined in the Credit Agreement) secured by this Assignment, the Assignee will, at the request and cost of the Assignor, release the collateral assigned hereby and terminate this Assignment.

The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor’s true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence and continuance of an Event of Default (as defined in the Credit Agreement), to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

The Assignor hereby covenants and agrees to procure that notice of this Assignment shall be duly given to all underwriters, substantially in the form attached hereto as Exhibit A, and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that it shall be obtained and evidence thereof shall be given to the Assignee or, in the alternative, that in the case of protection and indemnity coverage the Assignor shall obtain, with the Assignee’s approval, a letter of undertaking by the underwriters, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to named assured or loss payees as the Assignee may require or approve. In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as named assured and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

The Assignor does hereby warrant and represent that it has not assigned or pledged and hereby covenants that, without the prior written consent thereof of the Assignee, so long as this Assignment shall remain in effect, the Assignor will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and the Assignor will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

2

All notices or other communications which are required to be made to the Assignee hereunder shall be made by airmail postage prepaid letter or by telefax, confirmed by letter as follows:

The Royal Bank of Scotland plc, as Security Trustee
1 Princes Street
London EC2R 8PB
United Kingdom

Attention: Ship Finance Portfolio Management Team

Telefacsimile: +44 20 7615 0112

or at such other address as may have been furnished in writing by the Assignee.

Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be reasonably designated by the Assignee.

This Assignment shall be governed by the laws of the State of New York and may not be amended or changed except by an instrument in writing.

The Assignor hereby authorizes the Assignee to file Financing Statements (Form UCC-1) and amendments thereto as provided in Article 9 of the Uniform Commercial Code.

IN WITNESS WHEREOF, the Assignor has caused this Amended and Restated Assignment of Insurances to be duly executed on the day and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

ACCEPTED AND AGREED:

THE ROYAL BANK OF SCOTLAND PLC,
as Original Lender and Security Trustee

By:    _______________________________
Name:
Title:

3

Exhibit A
to
Assignment of Insurances

Notice of Assignment

[NAME OF GUARANTOR] (the “Owner”), the owner of the Marshall Islands registered motor vessel [NAME OF VESSEL], Official Number [●] (the “Vessel”), HEREBY GIVES NOTICE that by an Amended and Restated Assignment of Insurances dated April ____, 2013 and made between the Owner and THE ROYAL BANK OF SCOTLAND PLC, as Security Trustee (the “Mortgagee”), the Owner assigned to the Mortgagee all of the Owner’s right, title and interest in and to all insurances and the benefit of all insurances now or hereafter taken out in respect of the Vessel. This Notice and the applicable loss payable clauses in the form attached hereto as Annex I are to be endorsed on all policies and certificates of entry evidencing such insurance.

Dated: April ____, 2013

[NAME OF GUARANTOR]

By:
Name:
Title:

4

Annex I
Notice of Assignment of Insurances

LOSS PAYABLE CLAUSES

Hull and War Risks

Loss, if any, payable to THE ROYAL BANK OF SCOTLAND PLC, as Security Trustee and Mortgagee (the “Mortgagee”), for distribution by it to itself and to [NAME OF GUARANTOR], Owner, as their respective interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessel or liability of the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges then the underwriters may pay the Owner as reimbursement therefor; provided, however, that if such damage involves a loss in excess of U.S. $1,000,000 or its equivalent the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of an actual or constructive total loss or a compromised, agreed or arranged total loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee, for distribution by it in accordance with the terms of the Mortgage.

The Mortgagee shall be advised:

(1)	at least fourteen (14) days before a cancellation of this insurance may take effect;

(2)	of any material alteration in or termination of any such insurance at least fourteen (14) days before such alteration or termination may take effect;

(3)	promptly of any default in the payment of any premium;

(4)	of expiry or failure to renew any such insurance at least fourteen (14) days prior to the date of expiry or non-renewal thereof;

(5)	promptly of any act or omission or of any event of which the insurer has knowledge and which might invalidate or render unenforceable in whole or in part any such insurance; and

(6)	of renewal or replacement of such insurance at least two (2) days prior to the effective date of renewal or replacement.

Protection and Indemnity

Loss, if any, payable to THE ROYAL BANK OF SCOTLAND PLC, as Security Trustee and Mortgagee (the “Mortgagee”), for distribution by it to itself and to [NAME OF GUARANTOR], Owner, as their respective interests may appear or order, except that, unless and until the underwriters have been otherwise instructed by notice in writing from the Mortgagee, any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner to reimburse them for any loss, damage or expenses incurred by them and covered by this insurance, provided that the underwriters shall have first received evidence that the liability insured against has been discharged.

5

EXHIBIT D

[FORM OF ASSIGNMENT, AMENDMENT AND RESTATEMENT
OF FIRST PREFERRED MARSHALL ISLANDS MORTGAGE]

April ____, 2013

[NAME OF GUARANTOR]
as Owner

- and -

THE ROYAL BANK OF SCOTLAND PLC
as Original Mortgagee and Security Trustee

______________________________________________________________

ASSIGNMENT, AMENDMENT AND RESTATEMENT
OF
FIRST PREFERRED MARSHALL ISLANDS MORTGAGE
______________________________________________________________

“[NAME OF SHIP]”

Watson, Farley & Williams (New York LLP)

INDEX

Clause	Page

1	DEFINITIONS AND INTERPRETATION	4

2	MORTGAGE	4

3	PAYMENT COVENANTS	6

4	COVENANTS	7

5	PROTECTION OF SECURITY	8

6	ENFORCEABILITY AND SECURITY TRUSTEE’S POWERS	8

7	APPLICATION OF MONEYS	10

8	POWER OF ATTORNEY	10

9	INCORPORATION OF CREDIT AGREEMENT PROVISIONS	10

10	ASSIGNMENT	11

11	NOTICES	11

12	TOTAL AMOUNT, ETC.	11

13	SUPPLEMENTAL	11

14	LAW AND JURISDICTION	11

ACKNOWLEDGEMENT	14

THIS ASSIGNMENT, AMENDMENT AND RESTATEMENT OF FIRST PREFERRED MORTGAGE is made on April [˜] , 2013

AMONG

(1)
[NAME OF GUARANTOR], a corporation formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands, MH96960 (the “Owner”);

(2)
THE ROYAL BANK OF SCOTLAND PLC, a company incorporated in Scotland acting through its office at Shipping Business Centre, 1 Princes Street, London EC2R 8PB, United Kingdom as Original Mortgagee (the “Original Mortgagee “); and

(3)
THE ROYAL BANK OF SCOTLAND PLC, a company incorporated in Scotland acting through its office at Shipping Business Centre, 1 Princes Street, London EC2R 8PB, United Kingdom in its capacity as Security Trustee (the “Security Trustee”, which expression includes its successors and assigns).

BACKGROUND

(A)	The Owner is the sole owner of the whole of the vessel “[NAME OF SHIP]” registered under the laws and flag of the Republic of the Marshall Islands with Official Number [●].

(B)
Pursuant to a Credit Agreement dated as of October 11, 2005 as amended by Amendment No. 1 dated November 29, 2007 (the “Original Credit Agreement”) by and among (i) DHT Maritime, Inc. (formerly named Double Hull Tankers, Inc.), a Marshall Islands corporation, as Borrower (the “Borrower”), (ii) the Owner and the other corporations described therein as Guarantors, and (iii) The Royal Bank of Scotland plc, as Lender (the “Original Lender”), the Original Lender made available to the Borrower a term loan and revolving credit facility in the original aggregate principal amount of up to U.S.$420,000,000.

(C)
Pursuant to Article V of the Original Credit Agreement, the Owner and the other corporations described therein as Guarantors jointly and severally guaranteed all liabilities of the Borrower under the Original Credit Agreement and any other Loan Document described and defined therein, whether for principal, interest, fees, expenses or otherwise due or owing to the Original Lender thereunder.

(D)
As security for its obligations under the Original Credit Agreement, the Owner made a First Preferred Mortgage dated [October 18, 2005]1 in favor of the Original Mortgagee on the whole of the Vessel, and recorded on [October 18, 2005]  at the Office of the Maritime Administrator in the City of New York [(the “Maritime Administrator’s Office”)] in Book PM [●] at Page [●] [, as amended by Amendment No. 1 dated November 29, 2007 between the Owner and the Original Mortgagee, and recorded at the Maritime Administrator’s Office in Book PM [●] at Page [●]]2 (said Mortgage, as so amended, the “Original Mortgage”).

1 December 4, 2007 for DHT TARGET and January 28, 2008 for DHT TRADER.

2 Not applicable to DHT TARGET and DHT TRADER.

(E)
The Borrower, the Owner and the other corporations described therein as Guarantors, and The Royal Bank of Scotland plc, as Original Lender, Facility Agent and Security Trustee (each as defined in the Credit Agreement), have entered into an Amended and Restated Credit Agreement dated as of April [●], 2013 (a copy of which is annexed to this Mortgage marked “A”) upon the terms and conditions of which the parties thereto agreed to amend and restate the Original Credit Agreement in its entirety in accordance with the terms and conditions set forth in said Amended and Restated Credit Agreement (said Amended and Restated Credit Agreement, as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

(F)
Pursuant to Clause 16 (Guarantee and Indemnity-Subsidiaries) of the Credit Agreement, the Owner and the other Guarantors jointly and severally guaranteed all liabilities of the Borrower under the Credit Agreement and the other Finance Documents (as defined in the Credit Agreement), whether for principal, interest, fees, expenses or otherwise due or owing to the Finance Parties (as defined in the Credit Agreement) thereunder.

(G)	Pursuant to the Credit Agreement, the Security Trustee agreed to act as trustee for the other Finance Parties to hold this Mortgage.

(H)
It is a condition to the effectiveness of the Credit Agreement that the Owner and the Original Mortgagee execute and deliver this Assignment, Amendment and Restatement of First Preferred Mortgage (this “Mortgage”), which is one of the Mortgages referred to in the Credit Agreement, in favor of the Security Trustee as security for the Secured Liabilities (as defined herein) and the performance and observance by the Owner of and compliance with its covenants, terms and conditions contained in the Finance Documents.

(I)	The Owner has authorized the execution and delivery of this Mortgage under and pursuant to Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990 as amended.

IT IS AGREED that in consideration of the foregoing, (i) the Original Mortgagee hereby transfers and assigns, absolutely sets over and delivers to the Security Trustee, all right, title and interest of the “Mortgagee” under the Original Mortgage, and (ii) the Original Mortgage is amended and restated in its entirety as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions. In this Mortgage:

“Secured Liabilities” means all liabilities which the Owner has or may have under or in connection with the Credit Agreement and the other Finance Documents to which it is a party;

“Ship”  means the vessel described in Recital (A) and includes any share or interest in that vessel and its engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or later acquired.

1.2	Application of construction and interpretation provisions of Credit Agreement. Clause 1.2 (Construction)of the Credit Agreement applies, with any necessary modifications, to this Mortgage.

2	MORTGAGE

2.1
Mortgage.  In consideration of the Lenders (as defined in the Credit Agreement) agreeing to maintain the Loan (as defined in the Credit Agreement) to the Borrower and other good and valuable consideration, the Owner grants, conveys, mortgages, pledges, confirms, assigns, transfers and sets over the whole of the Ship to the Security Trustee as security (the “Lien Interest”) for:

4

(a)	the due and punctual payment of the Secured Liabilities; and

(b)	the performance and observance by the Owner of and compliance with its covenants, terms and conditions contained in the Finance Documents to which it is or is to be a party.

2.2
Extent of property mortgaged.  This Mortgage shall not cover property other than the Ship as the term “Vessel” is used in Sub-division 2 of Section 308 of Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990 as amended.

2.3	Void provisions. Any provision of this Mortgage construed as waiving the preferred status of this Mortgage shall, to such extent, be void and of no effect.

2.4	Continuing security. This Mortgage shall remain in force until the end of the Security Period (as defined in the Credit Agreement) as a continuing security and, in particular:

(a)	the Lien Interest created by Clause 2.1 shall not be satisfied by any intermediate payment or satisfaction of the Secured Liabilities;

(b)
the Lien Interest created by Clause 2.1, and the rights of the Security Trustee under this Mortgage are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Security Trustee;

(c)
no failure or delay by or on behalf of the Security Trustee to enforce or exercise the Lien Interest created by Clause 2.1 or a right of the Security Trustee under this Mortgage, and no act, course of conduct, acquiescence or failure to act (or to prevent the Owner from taking certain action) which is inconsistent with such Lien Interest or such a right shall preclude or estop the Security Trustee (either permanently or temporarily) from enforcing or exercising it; and

(d)	this Mortgage shall be additional to, and shall not in any way impair or be impaired by:

(i)	any other Security (as defined in the Credit Agreement)whether in relation to property of the Owner or that of a third party; or

(ii)	any other right of recourse as against the Owner or any third party, which the Security Trustee or any other Finance Party now or subsequently has in respect of any of the Secured Liabilities.

2.5
Principal and independent debtor.  The Owner shall be liable under this Mortgage as a principal and independent debtor and accordingly it shall not have, as regards this Mortgage, any of the rights or defenses of a surety.

2.6	Waiver of rights and defenses. Without limiting the generality of Clause 2.5, the Owner shall neither be discharged by, nor have any claim against any Finance Party in respect of:

(a)	any amendment or supplement being made to the Finance Documents;

(b)	any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, the Finance Documents;

(c)	any release or loss of any right or Security created by the Finance Documents;

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(d)	any failure promptly or properly to exercise or enforce any such right or Security, including a failure to realize for its full market value an asset covered by such Security; or

(e)	any other Finance Document or any Security now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason.

2.7
Subordination of rights of Owner.  All rights which the Owner at any time has (whether in respect of this Mortgage or any other transaction) against the Borrower, any other Obligor (as defined in the Credit Agreement) or their respective assets shall be fully subordinated to the rights of the Finance Parties under the Finance Documents; and in particular after an Event of Default (as defined in the Credit Agreement) has occurred under the Credit Agreement and the Security Trustee has, by notice to the Owner, brought this Clause 2.7 into operation, which notice shall take effect immediately, the Owner shall not:

(a)
claim, or in a bankruptcy of the Borrower or any other Obligor prove for, any amount payable to the Owner by the Borrower or any other Obligor, whether in respect of this Mortgage or any other transaction;

(b)	take or enforce any Security for any such amount;

(c)	claim to set-off any such amount against any amount payable by the Owner to the Borrower or any other Obligor; or

(d)	claim any subrogation or other right in respect of any Finance Document or any sum received or recovered by any Finance Party under a Finance Document.

2.8
No obligations imposed on Security Trustee.  The Owner shall remain liable to perform all obligations connected with the Ship and the Security Trustee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Ship.

2.9
Negative Pledge; disposal of assets.  Except as permitted under the Credit Agreement, the Owner shall not sell, create any Security not exclusively securing the Secured Liabilities over or otherwise dispose of the Ship or any right relating to the Ship.

2.10	Release of security. At the end of the Security Period, the Security Trustee shall, at the request and cost of the Owner, discharge this Mortgage.

3	PAYMENT COVENANTS

3.1
General.  The Owner shall comply with the following provisions of this Clause 3 at all times during the Security Period, provided that every payment which the Borrower makes in accordance with the Credit Agreement shall pro tanto satisfy the Owner’s liability under this Clause 3.

3.2	Covenant to pay Secured Liabilities. The Owner shall duly and punctually pay to the Security Trustee when due the Secured Liabilities.

3.3
Covenant to pay expenses etc.  The Owner shall pay to the Security Trustee all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Security Trustee if the Owner fails to pay (or in respect of which the Owner agrees in this Mortgage to indemnify the Security Trustee) at the times and in the manner specified in this Mortgage.

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3.4
Covenant to pay default interest.  The Owner shall pay to the Security Trustee interest on any expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in Clause 3.3 from the date on which the relevant expense, claim, liability, loss, cost, duty, fee, charge or other money is paid or incurred by the Security Trustee (as well after as before judgment):

(a)	at the rate described in Clause 7.3(a) or (b) of the Credit Agreement;

(b)	compounded in accordance with Clause 7.3(c) of the Credit Agreement; and

(c)	on demand.

3.5
Covenant to pay other sums.  The Owner shall pay to the Security Trustee each and every other sum of money which may be or become owing to the Security Trustee under this Mortgage and the other Finance Documents to which the Owner is or is to be a party at the times and in the manner specified in this Mortgage or in the other Finance Documents to which the Owner is or is to be a party.

4	COVENANTS

4.1	General. The Owner shall comply with the following provisions of this Clause 4 at all times during the Security Period except as the Security Trustee may otherwise permit in writing.

4.2
Insurance and Ship covenants.  The Owner shall comply with the provisions of Clauses 21 (Insurance undertakings) and 22 (General ship undertakings) of the Credit Agreement which shall apply to this Mortgage as if set out in full in this Mortgage, with references therein to the Borrower or an Obligor changed to references to the Owner and with any other necessary modifications, and the Owner shall comply with the provisions of those clauses as so modified.

4.3	Perfection of Mortgage. The Owner shall:

(a)
comply with and satisfy all the requirements and formalities established by the Republic of the Marshall Islands Maritime Act 1990 as amended and any other pertinent legislation of the Republic of the Marshall Islands to perfect this Mortgage as a legal, valid and enforceable first preferred mortgage and maritime lien upon the Ship; and

(b)	promptly provide the Security Trustee from time to time with evidence in such form as the Security Trustee reasonably requires that the Owner is complying with Clause 4.3(a).

4.4	Notice of Mortgage. The Owner shall:

(a)
carry on board the Ship with its papers a certified copy of this Mortgage and cause that certified copy of this Mortgage to be exhibited to any person having business with the Ship which might give rise to a lien on the Ship other than a lien for crew’s wages and salvage and to any representative of the Security Trustee on demand; and

(b)
place and maintain in a conspicuous place in the navigation room and the Master’s cabin of the Ship a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

“NOTICE OF MORTGAGE

This Vessel is covered by a First Preferred Mortgage in favor of The Royal Bank of Scotland plc as Security Trustee, under authority of Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990 as amended.  Under the terms of the said Mortgage neither the Owner nor any Charterer nor the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew’s wages and salvage.”

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5	PROTECTION OF SECURITY

5.1
Security Trustee’s right to protect or maintain security.  In case an Event of Default shall occur and be continuing, the Security Trustee may take any action which it may reasonably find fit for the purpose of protecting or maintaining the security created by this Mortgage or for any similar or related purpose.

5.2
Security Trustee’s right to insure, repair etc.  Without limiting the generality of Clause 5.1, if the Owner fails to perform or observe the covenants contained in Clause 4 and such failure shall remain unremedied for 15 days after written notice thereof given to the Borrower by the Security Trustee, the Security Trustee may:

(a)	effect, replace and renew any Insurances (as defined in the Credit Agreement);

(b)	arrange for the carrying out of such surveys and/or repairs of the Ship as it reasonably deems expedient or necessary; and

(c)
discharge any liabilities charged on the Ship, or otherwise relating to or affecting it, and/or take any measures which the Security Trustee may reasonably think expedient or necessary for the purpose of securing its release.

6	ENFORCEABILITY AND SECURITY TRUSTEE’S POWERS

6.1
Right to enforce security.  In case an Event of Default shall occur and be continuing, but without the necessity for any court order in any jurisdiction to the effect that an Event of Default has occurred or that the Lien Interest constituted by this Mortgage has become enforceable, and irrespective of whether a notice has been served under Clause 25.14 (Acceleration) of the Credit Agreement or a demand made under paragraph (b) of Clause 16.1 (Guarantee and Indemnity - Subsidiaries) of the Credit Agreement:

(a)	the Lien Interest constituted by this Mortgage shall immediately become enforceable;

(b)	the Security Trustee shall be entitled at any time or times to exercise the powers set out in Clause 6.2 and in any other Finance Document;

(c)
the Security Trustee shall be entitled at any time or times to exercise the powers possessed by it as mortgagee of the Ship conferred by the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner or the Ship; and

(d)
the Security Trustee shall be entitled to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by applicable law including the provisions of Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990 as amended.

6.2	Right to take possession, sell etc. In case an Event of Default shall occur and be continuing, the Security Trustee shall be entitled then or at any later time or times:

(a)
to take possession of the Ship whether actually or constructively and/or otherwise to take control of the Ship wherever the Ship may be and cause the Owner or any other person in possession of the Ship forthwith upon demand to surrender the Ship to the Security Trustee without legal process and without the Security Trustee or any other Finance Party being liable for any losses thereby caused or to account to the Owner in connection therewith;

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(b)
where it has acted reasonably and in good faith, to sell the Ship, with or without the benefit of any Charter, by public auction or private contract at any time, at any place and upon any terms (including, without limitation, on terms that all or any part or parts of the purchase price be satisfied by shares, loan stock or other securities and/or be left outstanding as a debt, whether secured or unsecured and whether carrying interest or not) which the Security Trustee may think fit, with power for the Security Trustee to purchase the Ship at any such public auction and to set off the purchase price against all or any part of the Secured Liabilities after first giving notice (in the case of a public sale) of the time and place of sale with a general description of the property in the following manner:

(i)	By publishing such notice for five consecutive days in a daily newspaper of general circulation published in New York City;

(ii)	If the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(iii)	By sending a similar notice by telefacsimile confirmed by registered mail to the Owner at its address hereinafter set forth on or before the day of first publication.

(c)
to manage, insure, maintain and repair the Ship and to charter, employ, lay up or in any other manner whatsoever deal with the Ship in any manner, upon any terms and for any period which the Security Trustee may think fit, in all respects as if the Security Trustee were the owner of the Ship and without the Security Trustee or any other Finance Party being responsible for any loss thereby incurred, accounting only for the net profits, if any, arising from such use and charging upon all receipts from such use or from the sale of the Ship by court proceedings or pursuant to paragraph (b) above, all costs, expenses, charges, damages or losses by reason of such use;

(d)
to collect, recover and give good discharge for any moneys or claims arising in relation to the Ship and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor; and

(e)
(i) to bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for any and all amounts due under the Credit Agreement or otherwise hereunder, and collect the same out of any and all property of the Owner whether covered by this Mortgage or otherwise or (ii) to appear (if necessary, in the name of the Owner) in any court of any country or nation of the world where a suit is pending against the Ship because of or on account of any alleged lien against the Ship from which the Ship has not been released and to take such proceedings as to the Security Trustee may seem proper towards the defense of such suit and the purchase or discharge of such lien.

6.3
Offer to cure by Owner.  If at any time after an Event of Default occurs and prior to the actual sale of the Ship by the Security Trustee or prior to any foreclosure proceedings, the Owner offers to cure completely all such Events of Default and to pay all expenses, advances and damages to the Security Trustee consequent on such Events of Default, with interest in accordance with Clause 7.3 (Default interest) of the Credit Agreement, then the Security Trustee may, but shall have no obligation to, accept such offer and restore the Owner to its former position but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

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6.4
No liability of Security Trustee.  The Security Trustee shall not be obliged to check the nature or sufficiency of any payment received by it under this Mortgage or to preserve, exercise or enforce any right relating to the Ship.

6.5
No requirement to commence proceedings against Borrower.  Neither the Security Trustee nor any other Finance Party will need to commence any proceedings under, or enforce any Lien Interest created by, the Credit Agreement or any other Finance Document before commencing proceedings under, or enforcing the Lien Interest created by this Mortgage.

7	APPLICATION OF MONEYS

7.1	General. All sums received by the Security Trustee:

(a)	in respect of sale of the Ship;

(b)	in respect of net profits arising out of the employment of the Ship pursuant to Clause 6.2(c); or

(c)	in respect of any other transaction or arrangement under Clauses 6.1 or 6.2,

shall be held by the Security Trustee upon trust in the first place to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Security Trustee in or in connection with the exercise of its powers and to pay the balance over to the Facility Agent for application in accordance with Clause 32.5 (Application of receipts;  partial payments) of the Credit Agreement.

8	POWER OF ATTORNEY

8.1
Appointment.  For the purpose of securing the Security Trustee’s interest in the Ship and the due and punctual performance the Owner’s obligations to the Security Trustee under this Mortgage and every other Finance Document to which the Owner is or is to be a party, the Owner irrevocably and by way of security appoints the Security Trustee its attorney, on behalf of the Owner and in its name or otherwise, to execute or sign any document and do any act or thing which the Owner is obliged to do under any Finance Document provided that such power shall become exercisable only after the occurrence of an Event of Default which is continuing.

8.2
Delegation.  The Security Trustee may sub-delegate to any person or persons all or any of the powers (including the discretions) conferred on the Security Trustee by Clause 8.1, and may do so on terms authorizing successive sub-delegations. Any person or persons to whom the Security Trustee sub-delegates all or any of the powers (including the discretions) conferred on it by Clause 8.1 in accordance with this Clause 8.2 shall be subject to the same confidentiality obligations as the Security Trustee under the Finance Documents and shall enter into a Confidentiality Undertaking (as defined in, and in substantially such form as provided in Schedule 6 of, the Credit Agreement).

9	INCORPORATION OF CREDIT AGREEMENT PROVISIONS

9.1	Incorporation of specific provisions. The following provisions of the Credit Agreement apply to this Mortgage as if they were expressly incorporated in this Mortgage with any necessary modifications:

Clause 13.1, Currency indemnity;

Clause 32, Payment Mechanics;

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Clause 33, Set-off;

Clause 36, Partial invalidity; and

Clause 37, Remedies and Waiver.

10	ASSIGNMENT

10.1	Assignment by Security Trustee. The Security Trustee may assign its rights under and in connection with this Mortgage to the same extent as it may assign its rights under the Credit Agreement.

11	NOTICES

11.1	Application of provisions of Credit Agreement. Clause 34 (Notices) of the Credit Agreement applies to any notice or demand under or in connection with this Mortgage.

12	TOTAL AMOUNT, ETC.

12.1
Total amount.  For the purpose of recording this Assignment, Amendment and Restatement of First Preferred Mortgage as required by Chapter 3 of the Republic of the Marshall Islands Maritime Act 1990 as amended, the total amount of the direct and contingent obligations secured by the Original Mortgage as assigned, amended and restated by this Assignment, Amendment and Restatement of First Preferred Mortgage is reduced to $160,575,000 plus interest, fees and performance of mortgage covenants.  The date of maturity remains on demand and there is no separate discharge amount.

13	SUPPLEMENTAL

13.1
No restriction on other rights.  Nothing in this Mortgage shall be taken to exclude or restrict any power, right or remedy which the Security Trustee or any other Finance Party may at any time have under:

(a)	any other Finance Document; or

(b)	the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner or the Ship.

13.2	Exercise of other rights. The Security Trustee may exercise any right under this Mortgage before it or any other Finance Party has exercised any right referred to in Clause 13.1(a) or (b).

13.3
Settlement or discharge conditional.  Any settlement or discharge under this Mortgage between the Security Trustee or any other Finance Party and the Owner shall be conditional upon no security or payment to the Security Trustee or any other Finance Party by the Owner or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

14	LAW AND JURISDICTION

14.1	Marshall Islands law. This Mortgage shall be governed by, and construed in accordance with, the laws of the Marshall Islands.

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14.2	Choice of forum. The Security Trustee reserves the rights:

(a)	to commence proceedings in relation to any matter which arises out of or in connection with this Mortgage in the courts of any country which have or claim jurisdiction to that matter; and

(b)
to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in the Republic of the Marshall Islands or without commencing proceedings in the Republic of the Marshall Islands.

14.3
Action against Ship.  The rights referred to in Clause 14.2 include the right of the Security Trustee to arrest and take action against the Ship at whatever place the Ship shall be found lying and for the purpose of any action which the Security Trustee may bring before the courts of that jurisdiction or other judicial authority and for the purpose of any action which the Security Trustee may bring against the Ship, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Ship (or upon anyone acting as the Master) and such service shall be deemed good service on the Owner for all purposes.

14.4
Security Trustee’s rights unaffected.  Nothing in this Clause 14 shall exclude or limit any right which any Finance Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

THIS MORTGAGE has been executed by each of the duly authorized parties on the date first stated at the beginning of this Assignment, Amendment and Restatement of First Preferred Mortgage.

[NAME OF GUARANTOR], as Owner

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, as Original Mortgagee

By:
Name:
Title:

THE ROYAL BANK OF SCOTLAND PLC, as Security Trustee

By:
Name:
Title:

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ACKNOWLEDGMENT

STATE OF NEW YORK                 )
             )ss.:
COUNTY OF NEW YORK             )

On this ___ day of April, 2013, before me personally appeared ____________, to me known, who being by me duly sworn did depose and say that he/she resides at ____________; that he/she is an Attorney-in-Fact of [NAME OF GUARANTOR], the corporation described in and which executed the foregoing Amended and Restated First Preferred Mortgage; that he/she signed his name thereto pursuant to authority granted to him/her by the board of directors of said corporation; and that he/she further acknowledged that the said Amended and Restated First Preferred Mortgage is the act and deed of said corporation.

Notary Public

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ACKNOWLEDGMENT

STATE OF NEW YORK                    )
    )ss.:
COUNTY OF NEW YORK                )

On this ___ day of April, 2013, before me personally appeared _________________, to me known, who being by me duly sworn did depose and say that he/she resides at ________________; that he/she  is an Attorney-in-Fact of THE ROYAL BANK OF SCOTLAND PLC, the corporation described as the Original Mortgagee in and which executed the foregoing Assignment, Amendment and Restatement of First Preferred Mortgage; and that he/she signed his/her name thereto pursuant to authority granted to him/her by the board of directors of said corporation.

Notary Public

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ACKNOWLEDGMENT

STATE OF NEW YORK                    )
    )ss.:
COUNTY OF NEW YORK                )

On this ___ day of April, 2013, before me personally appeared _________________, to me known, who being by me duly sworn did depose and say that he/she resides at __________________; that he/she  is an Attorney-in-Fact of THE ROYAL BANK OF SCOTLAND PLC, the corporation described as the Security Trustee in and which executed the foregoing Assignment, Amendment and Restatement of First Preferred Mortgage; and that he/she signed his/her name thereto pursuant to authority granted to him/her by the board of directors of said corporation.

Notary Public

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EXHIBIT E

[FORM OF PARENT GUARANTEE]

GUARANTEE

Dated as of April [●], 2013

by

DHT HOLDINGS, INC.
as Parent Guarantor

and

THE ROYAL BANK OF SCOTLAND plc
as Security Trustee

Relating to an Amended and Restated Credit Agreement

dated as of April [●], 2013

Index

Clause		Page

1	Interpretation	1
2	Guarantee and Indemnity	1
3	Tax Gross Up	4
4	Currency Indemnity	5
5	Costs and Expenses	5
6	Representations	5
7	Information Undertakings	6
	Negative Undertakings	7
8	Supplemental	8
9	Amendments and Waivers	9
10	Assignment	9
11	Payment Mechanics	9
12	Notices	9
13	Governing Law	10
14	Enforcement	10

THIS GUARANTEE (this “Guarantee”) is made as of April [●], 2013 by:

(1)	DHT HOLDINGS, INC., a Marshall Islands corporation (the “Parent Guarantor”);

IN FAVOR OF

(2)	THE ROYAL BANK OF SCOTLAND plc as security trustee (the “Security Trustee”, which expression includes its successors and assigns) under the Amended and Restated Credit Agreement described below.

BACKGROUND

(A)
Concurrently herewith, DHT Maritime, Inc., a Marshall Islands corporation (the “Borrower”), certain subsidiaries of the Borrower listed therein as Guarantors, and The Royal Bank of Scotland plc as Original Lender, Facility Agent and Security Trustee are entering into an Amended and Restated Credit Agreement dated as of April [●], 2013 (the “Amended and Restated Credit Agreement”) providing for the amendment and restatement of the Original Credit Agreement described therein under which advances previously made to the Borrower remain outstanding under the Loan (as defined in the Amended and Restated Credit Agreement) in an aggregate principal amount of $160,575,000.

(B)	It is a condition to the effectiveness of the Amended and Restated Credit Agreement that the Parent Guarantor executes and delivers this Guarantee.

NOW THEREFORE, in consideration of the foregoing premises and in order to induce the Original Lender to enter into the Amended and Restated Credit Agreement, the Parent Guarantor hereby agrees as follows:

1	INTERPRETATION

1.1
Application of construction and interpretation provisions of Amended and Restated Credit Agreement. Clauses 1.2 (Construction) and 1.5 (Computation of Time Periods) of the Amended and Restated Credit Agreement apply, with any necessary modifications, to this Guarantee.

2	GUARANTEE AND INDEMNITY

2.1	Guarantee and indemnity

The Parent Guarantor irrevocably and unconditionally:

(a)
guarantees, as primary guarantor and not as surety merely, punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, by the Borrower of all the Borrower’s financial obligations under the Amended and Restated Credit Agreement and the other Finance Documents (as defined in the Amended and Restated Credit Agreement) whether for principal, interest, fees, expenses or otherwise (collectively, the “Guaranteed Obligations”);

(b)
undertakes that whenever the Borrower does not pay any amount when due under or in connection with the Amended and Restated Credit Agreement or any other Finance Document, the Parent Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Security Trustee on behalf of each Finance Party (as defined in the Amended and Restated Credit Agreement) immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under the Amended and Restated Credit Agreement or any other Finance Document on the date when it would have been due. The amount payable by the Parent Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 2 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

2.2	Continuing guarantee

This Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Amended and Restated Credit Agreement and the other Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

2.3	Reinstatement

If any payment by the Borrower or any discharge given by a Finance Party (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of the Borrower shall continue or be reinstated, as the case may be, as if the payment, discharge, avoidance or reduction had not occurred; and

(b)
the Security Trustee on behalf of each Finance Party shall be entitled to recover the value or amount of that security or payment from the Parent Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

2.4	Waiver of defenses

(a)
The obligations of the Parent Guarantor under this Guarantee will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 2.4 would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it or any Finance Party) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor (as defined in the Amended and Restated Credit Agreement) or any other person;

(ii)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any such Obligor;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

(v)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of the Amended and Restated Credit Agreement, any other Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under the Amended and Restated Credit Agreement, any other Finance Document or other document or security;

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(vi)	any unenforceability, illegality or invalidity of any obligation of any person under the Amended and Restated Credit Agreement, any other Finance Document or any other document or security;

(vii)	any bankruptcy, insolvency or similar proceedings; or

(viii)	any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor.

(b)	The Parent Guarantor unconditionally and irrevocably waives:

(i)
diligence, presentment, demand for performance, notice of non-performance, protest, notice of protest, notice of dishonour, notice of the creation or incurring of now or additional indebtedness of the Obligors to the Finance Parties, notice of acceptance of this guarantee, and notices of any other kind whatsoever;

(ii)	the filing of any claim with any court in the event of a receivership, insolvency, bankruptcy, liquidation or judicial management;

(iii)
the benefit of any statute of limitations affecting any Obligor’s obligations under the other Finance Documents or the Parent Guarantor’s obligations under this Guarantee or the enforcement of this Guarantee; and

(iv)	any offset or counterclaim or other right, defence or claim based on, or in the nature of, any obligation now or later owed to the Parent Guarantor by the Obligors or any Finance Party.

2.5	Immediate recourse

The Parent Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document) before claiming or commencing proceedings under this Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

2.6	Deferral of Parent Guarantor’s rights

All rights which the Parent Guarantor at any time has (whether in respect of this Guarantee or any other transaction) against the Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Finance Parties under the Finance Documents and until the end of the Security Period and unless the Security Trustee otherwise directs, the Parent Guarantor will not exercise any rights which it may by reason of performance by it of its obligations or by reason of any amount being payable, or liability arising, under this Guarantee:

(a)	to be indemnified by the Borrower or any other Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, the Borrower’s or any other Obligor’s obligations under the Finance Documents;

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(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring the Borrower or any other Obligor to make any payment, or perform any obligation, in respect of which the Parent Guarantor has given a guarantee, undertaking or indemnity under Clause 2.1 (Guarantee and Indemnity) of this Guarantee;

(e)	to exercise any right of set-off against the Borrower or any other Obligor; and/or

(f)	to claim or prove as a creditor of the Borrower or any other Obligor in competition with any Finance Party.

If the Parent Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Borrower or the other Obligors under or in connection with the Amended and Restated Credit Agreement and the other Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Security Trustee or as the Security Trustee may direct for application by the Facility Agent in accordance with Clause 32 (Payment Mechanics) of the Amended and Restated Credit Agreement.

2.7	Additional security

This Guarantee is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Finance Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

3	TAX GROSS UP

3.1	Definitions

In this Clause 3:

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Guarantee.

3.2	Tax gross-up

(a)	The Parent Guarantor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
If a Tax Deduction is required by law to be made by the Parent Guarantor, the amount of the payment due from the Parent Guarantor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required; provided, however, that the Parent Guarantor shall not be required to increase any payment in respect of which it makes a Tax Deduction, if such Tax Deduction would not have been imposed but for the failure of a Finance Party to comply with any certification, identification or other similar requirement with which the Finance Party in its reasonable judgment is eligible to comply to establish entitlement to exemption for such Tax Deduction.

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(c)
If the Parent Guarantor is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Parent Guarantor shall deliver to the Security Trustee evidence reasonably satisfactory to the Security Trustee that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

4	CURRENCY INDEMNITY

4.1
If any sum due from the Parent Guarantor under this Guarantee (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Parent Guarantor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Parent Guarantor shall, as an independent obligation, on demand, indemnify the Security Trustee against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Parent Guarantor waives any right it may have in any jurisdiction to pay any amount under this Guarantee in a currency or currency unit other than that in which it is expressed to be payable.

5	COSTS AND EXPENSES

5.1	Amendment Costs

If the Parent Guarantor requests an amendment, waiver or consent, the Parent Guarantor shall reimburse the Security Trustee for the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Trustee or any other Finance Party in responding to, evaluating, negotiating or complying with that request or requirement.

5.2	Enforcement and preservation costs

The Parent Guarantor shall, on demand, pay to the Security Trustee the amount of all costs and expenses (including legal fees) incurred by the Security Trustee or any other Finance Party in connection with any matter arising out of, or enforcement of, or the preservation of any rights under, this Guarantee and any claim or proceedings instituted by or against the Security Trustee.

6	REPRESENTATIONS

6.1	General

The Parent Guarantor makes the representations and warranties set out in this Clause 6 (Representations) to the Security Trustee for the benefit of the Finance Parties.

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6.2	Status

(a)	It is a corporation duly incorporated and validly existing in good standing under the laws of the Republic of the Marshall Islands.

(b)
It is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed.

(c)	It has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

6.3	Binding obligations

The obligations expressed to be assumed by it in this Guarantee are, and, upon execution and delivery of, the obligations expressed to be assumed by it will be, legal, valid, binding and enforceable obligations, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor’s rights generally.

6.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Guarantee do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

6.5	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, this Guarantee.

6.6	Validity and admissibility in evidence

All Authorizations required or desirable to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Guarantee have been obtained or effected and are in full force and effect.

7	INFORMATION UNDERTAKINGS

7.1	General

The undertakings in this Clause 7 (Information Undertakings) remain in force throughout the Security Period except as the Security Trustee, acting with the authorization of the Majority Lenders (as defined in the Amended and Restated Credit Agreement) may otherwise permit.

7.2	“Know your customer” checks

(a)	If:

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(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Guarantee;

(ii)	any change in the status of the Parent Guarantor after the date of this Guarantee; or

(iii)
a proposed assignment or transfer by a Lender (as defined in the Amended and Restated Credit Agreement) of any of its rights and obligations under the Amended and Restated Credit Agreement to a party that is not a Lender prior to such assignment or transfer, obliges a Finance Party (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Parent Guarantor shall promptly upon the request of the Security Trustee on behalf any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Security Trustee (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

7.3	PATRIOT Act Notice

The Security Trustee hereby notifies the Parent Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify, and record information that identifies the Parent Guarantor, which information includes the name of the Parent Guarantor and other information that will allow the Security Trustee to identify the Parent Guarantor in accordance with the PATRIOT Act. The Parent Guarantor agrees to provide such information from time to time to the Security Trustee.

8	NEGATIVE UNDERTAKINGS

8.1	General

The undertakings in this Clause 8 (Negative Undertakings) remain in force throughout the Security Period except as the Security Trustee, acting with the authorization of the Majority Lenders may otherwise permit.

8.2	Minimum Liquidity

The Parent Guarantor shall not, at any time, maintain Cash and Cash Equivalents in an amount less than $20,000,000.

For purposes of this Clause 8.2 (Minimum Liquidity):

“Cash” means, at any date of determination under this Clause 8.2, the aggregate value of the equivalent in dollars on a consolidated basis of the Parent Guarantor’s and its Subsidiaries’ (as defined in the Amended and Restated Credit Agreement) credit balances on any deposit, savings or current account and cash in hand, but excluding any such credit balances and cash being blocked or restricted at any time.

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“Cash Equivalents” means, on any date of determination under this Clause 8.2, the aggregate of the equivalent in dollars on such date of the then current market value of:

(i) debt securities of the Parent Guarantor which are publicly traded on a major stock exchange or investment market (valued as at any applicable date of determination) and rated at least “A” with Standard & Poor’s; and

(ii) the total amount which, as at such date, the Parent Guarantor and its Subsidiaries (as defined in the Amended and Restated Credit Agreement) (on a consolidated basis) are entitled to draw under any credit facility with a major international bank or financial institution at any date for determination under this Clause 8.2, for a term of more than 12 months and not subject to any conditions with which it or any other relevant party would not be able to comply at such time.

8.3	Most Favored Nation

The Parent Guarantor shall not voluntarily prepay any indebtedness of the Parent Guarantor or any of its Subsidiaries unless, concurrently with such prepayment, a proportionate amount of the Loan (in relation to the amount of such indebtedness prior to such prepayment) is also prepaid.

9	SUPPLEMENTAL

9.1	Rights cumulative, non-exclusive

The Security Trustee’s rights under and in connection with this Guarantee are cumulative, may be exercised as often as appears expedient and shall not be taken to exclude or limit any right or remedy conferred by law.

9.2	No impairment of rights under Guarantee

If the Security Trustee omits to exercise, delays in exercising or invalidly exercises any of its rights under this Guarantee, that shall not impair that or any other right of the Security Trustee under this Guarantee.

9.3	Partial Invalidity

If, at any time, any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

9.4	Limitation of liability

Each of the Parent Guarantor and the Security Trustee hereby confirms that it is its intention that the Guaranteed Obligations not constitute a fraudulent transfer or conveyance for purposes of the US Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, each of the Parent Guarantor and the Security Trustee hereby irrevocably agrees that the Guaranteed Obligations guaranteed by the Parent Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of the Parent Guarantor that are relevant under such laws, result in the Guaranteed Obligations of the Parent Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

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10	AMENDMENT AND WAIVERS

Any provision of this Guarantee may be amended or waived in accordance with Clause 38 (Amendments and Waivers) of the Amended and Restated Credit Agreement.

11	ASSIGNMENT

11.1	Assignment by Security Trustee

        The Security Trustee may assign all or any part of its right under this Guarantee to the same extent as it may assign its rights under the Amended and Restated Credit Agreement.

11.2	Assignment by Parent Guarantor

The Parent Guarantor may not assign any of its rights or transfer any of its rights or obligations under this Guarantee.

12	PAYMENT MECHANICS

12.1	Payments

All payments under this Guarantee shall be made in accordance with Clause 32 (Payment Mechanics) of the Amended and Restated Credit Agreement, with any provision thereof applying to the Parent Guarantor as if it was named therein as “an Obligor.”

13	NOTICES

13.1	Communications in writing

Any communication to be made under or in connection with this Guarantee shall be made in writing and, unless otherwise stated, may be made by fax, email or letter.

13.2	Address of Parent Guarantor

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of the Parent Guarantor for any communication or document to be made or delivered under or in connection with this Guarantee is:

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda,
Fax number: +1 (441) 298-7800

or any substitute address, fax number or department or officer as the Parent Guarantor may notify to the Security Trustee by not less than five Business Days’(as defined in the Credit Agreement) notice.

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13.3	Application of certain provisions of Amended and Restated Credit Agreement

Clauses 34.3 (Delivery), 34.4 (Notification of address and fax numbers), 34.5 (Electronic communication) and 34.6 (English language) of the Amended and Restated Credit Agreement apply to any notice or demand under or in connection with this Guarantee.

14	GOVERNING LAW

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15	ENFORCEMENT

15.1	Jurisdiction

(a)
The Parent Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The Parent Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (b) below, nothing in this Guarantee shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Guarantee against any other party hereto in the courts of any jurisdiction.

(b)
The Parent Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to itself or its property.

15.2	Service of process

The Parent Guarantor agrees that service of process may be made on it by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to its address specified in Clause 16.2 (Address of Parent Guarantor), or by any other method of service provided for under the applicable laws in effect in the State of New York.

15.3	Waiver of Jury Trial

THE PARENT GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTEE.

This Guarantee has been entered into as of the date stated at the beginning of this Guarantee.

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PARENT GUARANTOR

DHT HOLDINGS, INC.

By:
Name:
Title:

The undersigned hereby accepts the foregoing Guarantee,

THE ROYAL BANK OF SCOTLAND plc , as Security Trustee

By:
Name:
Title:

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EXHIBIT F

FORM OF PROMISSORY NOTE

U.S.$ ___________________	________________, 2013
New York, New York

FOR VALUE RECEIVED, the undersigned, DHT MARITIME, INC., a Marshall Islands corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of _______________ or its registered assigns (the “Lender”) at the office of The Royal Bank of Scotland plc as Facility Agent (as defined in the Credit Agreement herein defined) located at 1 Princes Street, London, EC2R 8P8, United Kingdom, on July 17, 2017 the principal sum of _______________ United States Dollars (U.S.$_______________), and to pay interest on such principal amount on the dates and at the rates specified in the Credit Agreement. All payments due to the Lender hereunder shall be made to the Lender at the place, in the type of money and funds and in the manner specified in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest, notice of dishonor and notice of intent to accelerate in connection with this Note.

This Note is one of the Notes referred to and defined in the Amended and Restated Credit Agreement dated as of April [●], 2013 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the corporations described therein as Guarantors, and The Royal Bank of Scotland plc, as Original Lender, Facility Agent and Security Trustee (each as defined therein). Reference is made to the Credit Agreement for provisions relating to the prepayment, repayment and the acceleration of the maturity hereof. This Note is also entitled to the benefits of the Finance Documents referred to and defined therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

DHT MARITIME, INC.

By:
Name:
Title:

EXECUTION PAGES
BORROWER

DHT MARITIME, INC.

By:	/s/ Svein M. Harfjeld
Name: S. M. Harfjeld
Title: President

GUARANTORS

ANN TANKER CORPORATION

By:	/s/ Svein M. Harfjeld
Name: S. M. Harfjeld
Title: President

CATHY TANKER CORPORATION

By:	/s/ Svein M. Harfjeld
Name: S. M. Harfjeld
Title: President

CHRIS TANKER CORPORATION

By:	/s/ Svein M. Harfjeld
Name: S. M. Harfjeld
Title: President

LONDON TANKER CORPORATION

By:	/s/ Svein M. Harfjeld
Name: S. M. Harfjeld
Title: President

NEWCASTLE TANKER CORPORATION

By:	/s/ Svein M. Harfjeld
Name: S. M. Harfjeld
Title: President

REGAL UNITY TANKER CORPORATION

By:	/s/ Svein M. Harfjeld
Name: S. M. Harfjeld
Title: President

SOPHIE TANKER CORPORATION

By:	/s/ Svein M. Harfjeld
Name: S. M. Harfjeld
Title: President

ORIGINAL LENDER

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Alan Ferguson
Name: Alan Ferguson
Title: Managing Director

FACILITY AGENT

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Alan Ferguson
Name: Alan Ferguson
Title: Managing Director

SECURITY TRUSTEE

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Alan Ferguson
Name: Alan Ferguson
Title: Managing Director